UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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NATIONAL VISION HOLDINGS, INC.

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National Vision Holdings, Inc.
2023 Proxy Statement
Notice of Annual Meeting of Stockholders
Wednesday, June 14, 2023
1:00 p.m. Eastern Time

2023 Proxy Statement       i

This proxy statement includes links to websites, which are provided solely for convenience purposes. The information contained or linked on these websites or otherwise connected thereto are not, and will not be deemed to be, a part of or incorporated by reference into this proxy statement or any other Company filings with the Securities and Exchange Commission (the “SEC”).
This proxy statement contains forward-looking statements. All statements, other than statements of historical facts included in this proxy statement, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. All forward-looking statements in this proxy statement, apply only as of the date of this proxy statement or as of the date they were made and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this proxy statement. These risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) and those described from time to time in our future reports filed with the SEC.
ii      2023 Proxy Statement

LETTER TO STOCKHOLDERS
Dear Stockholders:
We are pleased to invite you to attend the National Vision Holdings, Inc. 2023 Annual Meeting of Stockholders on Wednesday, June 14, 2023, at 1:00 p.m. Eastern Time.
Year in Review
Despite the challenging macroeconomic environment, we ended 2022 in line with our guidance expectations. National Vision has been resilient in difficult times, and we have continued to implement strategic initiatives to build upon our mission of providing affordable and accessible eyecare and eyewear to all Americans. We are grateful to all of our associates and doctors for their continued dedication to customer and patient care. Amidst the continued volatility in 2022, we successfully rolled out remote medicine and electronic health record capabilities in over 300 locations and we delivered on our objective of opening 80 new stores, ending the year with 1,354 stores. Although the macro-economic environment remains dynamic and our core value conscious consumer faces pressure, we remain confident in our ability to deliver long-term sustainable growth and capitalize on our key strategic initiatives to expand exam capacity, further digitize our stores and corporate office, leverage our omni-channel capabilities and capitalize on our white space opportunities. In short, we remain focused on delivering value for you, our stockholders, over the long term.
Our Commitment to Sustainability
We are excited to have published our second Sustainability Report in 2022, allowing us to highlight our progress against our “SEE+G” framework pillars of societal impact, employees, environment, and governance and detail our initiatives. Our 2021 highlights in the report include:
•
more than $350,000 provided to associates through our National Vision Crisis Relief Fund;

•
over 500,000 frames donated to partners worldwide;

•
over 130,000 frames produced by Made Locally, Given Globally since 2019; and

•
over 8 million lives impacted through our business operations and philanthropic activities.

We have continued building on our associate and doctor development, our diversity, equity and inclusion training and initiatives, and assessing our environmental impact, including completing our second greenhouse gas emissions inventory. We believe the foundation of our SEE+G framework is responsible corporate governance and we are proud that our Board of Directors oversees the Company’s strategy and commitment in these areas. In addition, our Committee charters and Corporate Governance Guidelines were revised to incorporate evolving governance best practices.
Our 2023 Annual Meeting
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, your vote is important to us. We encourage you to review the proxy materials and submit your vote today. Detailed information concerning the Annual Meeting is set forth in the Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted during the meeting. Instructions for voting your shares are set forth in the proxy statement. The proxy statement, the enclosed proxy card and the annual report are first being sent to stockholders on or about April 26, 2023.
On behalf of the Board of Directors and everyone at National Vision, we are grateful for your continued support. Thank you for being a stockholder of National Vision Holdings, Inc.
Sincerely,

D. Randolph Peeler Chairman of the Board of Directors	L. Reade Fahs Chief Executive Officer
April 26, 2023
2023 Proxy Statement       1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	1:00 p.m. Eastern Time, on Wednesday, June 14, 2023.
PLACE	National Vision’s Headquarters 2435 Commerce Avenue Building 2200 Duluth, Georgia 30096
ITEMS OF BUSINESS	1. To elect the six director nominees listed in the proxy statement, each for a term of one year.
2. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.
4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 17, 2023.
VOTING	You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares, you may do so and such vote will supersede any prior vote recorded. Voting procedures are described on the following page and the proxy card.
By Order of the Board of Directors,
Jared Brandman
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on Wednesday, June 14, 2023: This Proxy Statement and our Annual Report
are available free of charge at www.edocumentview.com/EYE.

2      2023 Proxy Statement

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of National Vision Holdings, Inc. (the “Company”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
2023 ANNUAL MEETING OF STOCKHOLDERS

Date & Time	Location	Record Date
June 14, 2023 1:00 p.m. Eastern Time	National Vision’s Headquarters 2435 Commerce Avenue Building 2200 Duluth, Georgia 30096	Record holders as of April 17, 2023 are entitled to notice of, and to vote at, the Annual Meeting
On or about April 26, 2023, we started mailing the proxy statement to our stockholders.
AGENDA AND VOTING RECOMMENDATIONS

Company Proposals	Board Recommendation
Proposal 1: Elect the Six Director Nominees of the Company, each for a term of one year	FOR EACH NOMINEE
Proposal 2: Non-Binding Advisory Vote to Approve Our Executive Compensation	FOR
Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Auditor for 2023	FOR
HOW TO VOTE

If at the close of business on April 17, 2023, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the Annual Meeting. You may vote your shares over the Internet, by telephone or by mail, or you may vote in person during the Annual Meeting. See full instructions under the Important Information About Voting at the Annual Meeting section of this proxy statement on page 59.
If you are a stockholder of record and you would like to vote in any manner other than in person during the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time, on June 13, 2023 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
2023 Proxy Statement       3

PROXY STATEMENT SUMMARY
2022 BUSINESS HIGHLIGHTS

Financial Highlights
In 2022, we remained focused on our long-term strategy and progressing our key strategic initiatives, all while navigating the challenging macroeconomic environment and continuing to deliver low cost eye care and eyewear, a medical necessity, to the communities we serve. Our fiscal 2022 financial and operational highlights included:
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Overall store count grew to 1,354 stores

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Comparable store sales growth was (7.5)%, and Adjusted Comparable Store Sales Growth1 was (7.6)%

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Net revenue of $2.01 billion

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Net income of $42.1 million

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Adjusted Operating Income1 decreased to $87.8 million

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Diluted EPS decreased to $0.52; Adjusted Diluted EPS1 decreased to $0.65

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We returned $80.0 million to stockholders through share repurchases

•
Our cash balance was $229.4 million as of December 31, 2022

(1)
For an explanation of our non-GAAP financial measures and a reconciliation of Adjusted Comparable Store Sales Growth, Adjusted Operating Income and Adjusted Diluted EPS to the most directly comparable GAAP measures, see Appendix A to this proxy statement.

As we enter 2023, we are building on the progress made in 2022 with our 2023 key strategic initiatives, including continuing to expand exam capacity, furthering the digitization of our stores and corporate office, leveraging our omni-channel capabilities and capitalizing on our whitespace opportunity. While the uncertain macro environment, inflationary pressures and our investments in key initiatives will weigh on profitability in the near-term, we expect to be well positioned for continued success and improved market position longer term.
4      2023 Proxy Statement

PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Governance Highlights

✓
Phasing-out of classified Board structure

✓
Independent, non-executive Chair of the Board

✓
All independent directors, except our CEO

✓
100% independent Board committees

✓
6 new independent directors since IPO

✓
6 experienced current and former CEOs/CFOs

✓
5 diverse directors, including 2 directors of racial/ ethnic diversity

✓
Updated Committee charters and Corporate Governance Guidelines incorporating evolving best practices

✓
Robust director and executive stock ownership guidelines

✓
Anti-hedging and pledging policy

✓
Strong stockholder engagement program

✓
Formal disclosure committee for financial reporting purposes

✓
Annual robust Board and Committee self- assessments

✓
Regular Board executive sessions without management

✓
Continued implementation of Sustainability (ESG) program with Board oversight

Set forth below is a snapshot of our current National Vision Board, their independence, diversity and skills/ qualifications. See Proposal 1 beginning on page 10 for more details on the election of the six directors named in this proxy statement for a term of one year.
CURRENT NATIONAL VISION BOARD

Directors	Age	Director Since	Occupation	Director Class(1)	Committee Membership
L. Reade Fahs(2)	62	2014	Chief Executive Officer, National Vision	I	—
D. Randolph Peeler(3)	58	2014	Managing Director, Berkshire Partners LLC	II	Nominating & Corporate Governance Committee Compensation Committee
Jose Armario	64	2021	CEO, Bojangles’, Inc.	II	Nominating & Corporate Governance Committee
Heather Cianfrocco	49	2019	CEO, OptumRX at UnitedHealth Group	II	Compensation Committee
Virginia A. Hepner	65	2018	Retired CEO, The Woodruff Arts Center	III	Nominating & Corporate Governance Committee (Chair) Audit Committee
Susan S. Johnson	57	2020	Chief Marketing Officer, Prudential Financial, Inc.	I	Audit Committee
Naomi Kelman	64	2020	Former President and CEO, Willow	I	Audit Committee
Thomas V. Taylor, Jr.	57	2018	CEO, Floor & Decor	III	Compensation Committee (Chair)
David M. Tehle	66	2017	Retired CFO, Dollar General	III	Audit Committee (Chair)

(1)
At the 2021 annual meeting, stockholders approved an amendment to our certificate of incorporation to phase out the classified structure of the Board. Under the prior classified structure, our Board included three directors in Class I (Mr. Fahs, Ms. Johnson and Ms. Kelman), three directors in Class II (Messrs. Armario and Peeler and Ms. Cianfrocco), and three directors in Class III (Messrs. Tehle and Taylor and Ms. Hepner). At this Annual Meeting, both of the Class II and III directors are standing for re-election for one-year terms and the Class I directors will stand for election at the 2024 annual meeting. The Board will be completely declassified and all directors will stand for election annually by the 2024 annual meeting.

(2)
All directors are independent, except for Mr. Fahs.

(3)
Mr. Peeler serves as the independent Chair of the Board.

2023 Proxy Statement       5

PROXY STATEMENT SUMMARY
The fundamental duty of the Board is to oversee the Company’s strategy and the long-term interests of its stockholders. The following snapshots provide summary information about our Board and the range of backgrounds and skills of the directors that allow for their sound and prudent guidance. Additionally, the following provides diversity information for the members of our Board on an aggregate basis.
6      2023 Proxy Statement

PROXY STATEMENT SUMMARY
SUSTAINABILITY & HUMAN CAPITAL MANAGEMENT

Sustainability is foundational to who we are as a company, including our commitment to balancing the social, economic, human capital management and environmental aspects of our business. In October 2022, we published our second Sustainability Report for fiscal year 2021 detailing our corporate sustainability framework of societal impact, employees, environment and governance (SEE+G) and our progress during 2021.

2021 highlights across SEE+G

The SEE+G framework guides our ESG efforts and is organized according to pillars of Societal Impact, Employees, Environment and Governance. The framework was developed in 2020, and was informed by our prioritization assessment that identified the ESG topics of greatest importance for both our business and our stakeholders.

Societal Impact

>8 M lives impacted through our business operations and philanthropic activities

5 x lives impacted by our philanthropic activities compared to 2020

Launched remote medicine program

>500,000 frames donated to partners around the world

>130,000 frames produced by Made Locally Given Globally since the program began in 2019

Launched register donation program

Employees

76% associate engagement score

>$ 350,000 provided through National Vision Crisis Relief Fund

Established values-based competency framework

CEO Reade Fahs signed CEO Action for Diversity & Inclusion Pledge™

Environment

Launched our LED energy efficiency upgrade program

Completed second greenhouse gas inventory, enhancing data integrity

Governance

Approved proposal to declassify board structure

Recognized by 50/50 Women on Boards

With an inclusive and people-first culture, we have taken meaningful steps to foster, celebrate and respect our associates’ diverse backgrounds, empower, reward and develop our associates and aim to give back to the communities in which we serve. Our human capital initiatives are focused on attracting highly qualified individuals and providing them with continued opportunities for growth and development in a diverse, equitable and inclusive work environment. Our long-standing commitment to diversity is embodied by the fact that National Vision is a majority minority company with Black, Indigenous, and People of Color (“BIPOC”) individuals representing the majority of associates.
*
All numbers and statistics in the table above are for fiscal 2022.

2023 Proxy Statement       7

PROXY STATEMENT SUMMARY
We also strive to help people with the greatest of needs in a variety of ways, including providing free eye exams and glasses to those for whom even our low-cost products are unaffordable. On a broader national and international scale, we have contributed both financially and operationally to a wide variety of efforts to help those in need throughout America and around the world.
See Sustainability and Human Capital Management on pages 23 and 25, respectively, for more details.
EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to create an executive compensation program that strikes the right balance of pay for performance with an overarching goal to motivate our leaders to contribute to the achievement of our financial goals and focus on long-term value for our stockholders without taking undue risk. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.
The compensation and governance practices that support these principles include the following:
What We Do:	What We Don’t Do:

✓
Pay for performance

✓
Maintain robust stock ownership guidelines for our named executive officers (“NEOs”)

✓
Require our NEOs to retain 50% of vested awards net of tax withholdings until they have met our ownership guidelines

✓
Engage an independent compensation consultant to advise us on matters surrounding our compensation plans

✓
Review our compensation programs annually to prevent undue risk taking

✓
Hold an annual say-on-pay vote

✓
Establish target and maximum awards under our annual cash incentive program

✓
Maintain an established stockholder engagement program

✓
Require “Double-Trigger” vesting for Change in Control in equity awards

✓
Incentive compensation plan contains clawback provision applicable to all outstanding awards

✗
No excise tax gross-ups upon a Change in Control

✗
No hedging of the Company’s stock by NEOs or directors

✗
No supplemental executive retirement plans

✗
No re-pricing of stock options without stockholder approval

✗
No significant perquisites for executive officers

The discussion beginning on page 29 more fully describes the design and evolution of our executive compensation program, including the Company’s performance for fiscal 2022 and its connection to executive officer compensation. Our Board of Directors believes that our executive compensation programs are effective, appropriate and in the best interest of the Company and its stockholders. See Proposal 2 beginning on page 29.
8      2023 Proxy Statement

PROXY STATEMENT SUMMARY
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023. Each year the audit committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants. Based on this evaluation, the audit committee believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders. See Proposal 3 beginning on page 57.
2023 Proxy Statement       9

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
PROXY STATEMENT
PROPOSAL NO. 1—ELECTION OF DIRECTORS
What Am i Voting on? Stockholders are being asked to elect each of the six director nominees named in this proxy statement to hold office until the 2024 annual meeting and until their respective successors are elected and qualified.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the election of each director nominee named in this proxy statement. The nominating and corporate governance committee evaluated and recommended the director nominees in accordance with its charter and our Corporate Governance Guidelines.
Vote Required. To be elected, a director must receive a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the director nominees with the greatest number of FOR votes cast will be elected.
Our Board of Directors oversees or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. The Board is currently comprised of nine directors, eight of whom are independent.
In 2021 our stockholders approved the amendment of our certificate of incorporation to phase out the classified structure of the Board. Under the prior classified structure, our Board included three directors in Class I (Mr. Fahs, Ms. Johnson and Ms. Kelman), three directors in Class II (Messrs. Armario and Peeler and Ms. Cianfrocco), and three directors in Class III (Messrs. Tehle and Taylor and Ms. Hepner). One class of directors will stand for election at each annual meeting of stockholders for a one-year term until our prior classified structure is phased out. The three Class II directors and three Class III directors standing for re-election at this Annual Meeting are standing for re-election for a one-year term. By the 2024 annual meeting, the Board will be completely declassified and all directors will stand for election annually.
The terms of our six current director nominees expire on the date of the Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the nominating and corporate governance committee, the Board has nominated D. Randolph Peeler, Jose Armario, Heather Cianfrocco, Thomas V. Taylor, Jr., Virginia A. Hepner and David M. Tehle for re-election as directors for a one-year term expiring at the 2024 annual meeting.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this proxy statement intend to vote the proxies held by them “FOR” the election of D. Randolph Peeler, Jose Armario, Heather Cianfrocco, Thomas V. Taylor, Jr., Virginia A. Hepner and David M. Tehle. We have no reason to believe that Messrs. Peeler, Armario, Taylor and Tehle, and Mses. Cianfrocco and Hepner will be unable or unwilling to serve if elected. If Messrs. Peeler, Armario, Taylor and Tehle and Mses. Hepner and Cianfrocco cease to be candidates for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
10      2023 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Nominees for Election to the Board of Directors

Set forth below is certain information regarding each director nominee. Beneficial ownership of equity securities of each director nominee is shown under “Ownership of Our Securities” later in this proxy statement.
D. Randolph Peeler

Director since: March 2014
Age: 58
Other Public Boards: 0
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Peeler joined Berkshire Partners LLC (“Berkshire”), a private equity firm, in 1996 and became a Managing Director in 2000. Before joining Berkshire, Mr. Peeler co-founded a privately-owned healthcare services company and also served as Special Assistant for the Assistant Secretary for Economic Policy in the U.S. Department of the Treasury. Mr. Peeler previously worked as a consultant with Cannon Associates and Bain & Co. Mr. Peeler is or has been a director of several Berkshire portfolio companies, including Affordable Care, Inc. and Curriculum Associates, LLC. Mr. Peeler also serves on the boards of DVx Ventures and Milk Street Kitchen and on the boards of multiple non-profit organizations including Boys and Girls Club of Boston, Huntington Theater Company and Unite America Institute. In addition, Mr. Peeler is on the board of visitors for the Sanford School of Public Policy, Duke University. Mr. Peeler has an A.B. from Duke University and an M.B.A. from Harvard Business School. Mr. Peeler brings to our Board of Directors acquisition and capital market transactions knowledge from years of experience in the private equity industry, along with board experience from serving as a director of several of Berkshire’s current or former portfolio companies, industry experience in the optical/healthcare and retail industries, senior leadership experience, financial/accounting experience, human capital experience and public company board and risk oversight experience.

Heather Cianfrocco

Director since: July 2019
Age: 49
Other Public Boards: 0
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Cianfrocco is the Chief Executive Officer, OptumRX at UnitedHealth Group, a full-service prescription drug benefit provider, and has served in that role since April 2021. Ms. Cianfrocco previously served as the Chief Executive Officer of OptumHealth Services from July 2020 until April 2021 and as the Chief Executive Officer of UnitedHealthcare Community & State from February 2018 until July 2020. From July 2017 until February 2018, Ms. Cianfrocco served as Senior Vice President of Health Advancement and Clinical Transformation for UnitedHealthcare Medicare & Retirement. From June 2016 until July 2017, she served as senior vice president of Clinical Strategy and Operations for UnitedHealthcare Community & State. Prior to that, Ms. Cianfrocco was the Northeast Region President for UnitedHealthcare Community & State from June 2012 until June 2016. Throughout her time with UnitedHealthcare, she has held other leadership positions within Community & State in legal, compliance, operations, and contracting. Before joining UnitedHealthcare, Ms. Cianfrocco worked in private legal practices in Pittsburgh, Pennsylvania where she concentrated on corporate and securities law, representing health care entities in mergers and acquisitions. In addition, Ms. Cianfrocco is an advisory board member of Pharmaceutical Care Management Associates and serves as an advisory board member of UnitedHealth Foundation as well as The Salvation Army of Western Pennsylvania—Allegheny County. Ms. Cianfrocco has a Bachelor of Arts degree from Pennsylvania State University, a Juris Doctorate from Duquesne University School of Law, and a Masters in Health Care Delivery Science from Dartmouth College. Ms. Cianfrocco brings to our Board of Directors senior leadership, risk oversight, healthcare industry and government/regulatory experience from her position as CEO of a large, national, multiple market healthcare company.

2023 Proxy Statement       11

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Jose Armario

Director since: February 2021
Age: 64
Other Public Boards: 0
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Armario is the Chief Executive Officer and President of Bojangles’, Inc (“Bojangles”)., a restaurant operator and franchisor, and has served in this role since January 2019. From January 2016 until January 2019, Mr. Armario was the founder and Chief Executive Officer of Armario Enterprises, LLC and PowerC, LLC. He retired as Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation in October 2015, after having held that position since August 2011. Mr. Armario has over 38 years of experience turning around key markets and geographies. Currently, Mr. Armario serves as a director at Bojangles and as a director for Golden State Foods and The Greg Olsen Foundation. He is also a member of the President’s Council of the University of Miami. He earned his Associate of Arts degree in Business Administration from Miami-Dade Community College. He holds a Master of Science degree in Management from the University of Miami and a CEO Perspective Course completion from Northwestern University. Mr. Armario brings to our Board of Directors senior leadership, public company board, financial/accounting, risk oversight and retail industry experience from his role as CEO of Bojangles, prior executive positions and board work, along with optical/healthcare industry, marketing, ESG/sustainability and human capital experience.

Thomas V. Taylor, Jr.

Director since: September 2018
Age: 57
Other Public Boards: 1
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Taylor has served as Chief Executive Officer of Floor & Decor Holdings, Inc. (“Floor & Decor”), a specialty retailer of hard surface flooring and related products, and as a director since December 2012, including during its 2017 IPO. Starting his retail career working at a Miami Home Depot store in 1983 at the age of 16, Mr. Taylor worked his way up through various operations roles to eventually serve as Executive Vice President of Operations responsible for all 2,200 Home Depot Stores; he also held the role of Executive Vice President of Merchandising and Marketing again for all stores. From 2006 to 2012, Mr. Taylor was Managing Director at Sun Capital Partners, during which time he served as a board member for more than 20 portfolio companies domestically and in Europe. Mr. Taylor also serves on the board of directors of Cooper’s Hawk, a differentiated wine club and restaurant concept. Mr. Taylor brings to our Board of Directors experience as a senior leader and public company board member, in addition to risk oversight and retail industry knowledge, from his position as CEO of Floor & Decor and past board work, along with financial/accounting, marketing and human capital experience.

Virginia A. Hepner

Director since: January 2018
Age: 65
Other Public Boards: 2
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Hepner is the former President and Chief Executive Officer of The Woodruff Arts Center in Atlanta, Georgia, having served in that position from July 2012 to July 2017. Ms. Hepner has over 25 years of corporate banking experience with Wachovia Bank and its predecessors, having held numerous positions in corporate finance and capital markets until retiring in 2005 as an Executive Vice President. With the merger between Bancorp South and Cadence Bank in October 2021, Ms. Hepner became Chair of the audit committee and a member of the executive compensation committee of the new Cadence Bank. Her board service with predecessor banks of Cadence Bank began in September 2010 with State Bank & Trust Company. Additionally, Ms. Hepner joined the board of directors of Oxford Industries, Inc. in 2016, serving on its nominating, compensation and governance committee. Ms. Hepner holds a bachelor’s degree in finance from The Wharton School of the University of Pennsylvania and attended the Kellogg School of Management at Northwestern University. In addition, Ms. Hepner serves on multiple non-profit boards including, the Westside Future Fund, The Community Foundation for Greater Atlanta Investment Committee, PennIUR Advisory Board of the University of Pennsylvania, Reach Foundation of Georgia advisory board, Agnes Scott College advisory board, and the Georgia Chapter of the International Women’s Forum. Ms. Hepner also was elected a Life Trustee of The Woodruff Arts Center. Ms. Hepner brings to our Board of Directors senior leadership experience, public company board knowledge and risk oversight experience from her time as CEO of The Woodruff Arts Center and other board positions, along with financial/accounting knowledge, government/regulatory experience and ESG/sustainability and human capital experience.

12      2023 Proxy Statement

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
David M. Tehle

Director since: July 2017
Age: 66
Other Public Boards: 2
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Tehle retired from Dollar General Corporation, a value discount retailer, in July 2015 as Executive Vice President and Chief Financial Officer, having served in that role since 2004. Mr. Tehle has been a director of Jack in the Box Inc. since December 2004, serving on the audit and finance committees. Additionally, he joined the board of directors of US Foods Holding Corp. in 2016, and serves on the audit and compensation committees. From 2016 until 2019, he was a member of the board of directors of Genesco, Inc. and he also served on the audit committee. Mr. Tehle holds a B.S. from the University of Wisconsin-Oshkosh and an M.B.A. from the University of Michigan’s Ross School of Business. Mr. Tehle brings to our Board of Directors senior leadership, public company board experience and risk oversight experience, along with financial/accounting, retail industry, and cybersecurity and data/privacy experience from his time as CFO of Dollar General Corporation and his prior and current board service.

2023 Proxy Statement       13

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Continuing Members of the Board of Directors

Set forth below is certain information regarding each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Our Securities” later in this proxy statement.
L. Reade Fahs

Director since: March 2014
Age: 62
Other Public Boards: 0
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Mr. Fahs has served as the Chief Executive Officer of National Vision, Inc. (“NVI”) since January 2003, having joined NVI in April 2002 as the President and Chief Operating Officer, and was appointed the Chief Executive Officer of National Vision Holdings, Inc. in March 2014. Prior to joining NVI, Mr. Fahs served as the Chief Executive Officer of First Tuesday and was Managing Director of Vision Express U.K. Previously, Mr. Fahs worked at LensCrafters, which he joined in 1986 for a decade of their most rapid growth. Mr. Fahs serves on the board of directors of VisionSpring and is a long-term Board member of RestoringVision. In addition, Mr. Fahs also serves on the boards of Pennsylvania College of Optometry at Salus University, PetVet Care Centers, The Atlanta Committee for Progress and Atlanta’s Alliance Theatre. Mr. Fahs holds a B.A. degree in English Literature from Harvard College. Mr. Fahs brings a unique perspective as our CEO to our Board with his extensive knowledge of the Company, its operations, and business, along with senior leadership, public company board and risk oversight experience, in additional to his optical and retail industry knowledge, marketing and human capital experience.

Susan Somersille Johnson

Director since: October 2020
Age: 57
Other Public Boards: 1
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Johnson is the Chief Marketing Officer for Prudential Financial, Inc., a provider of financial products and services. From 2014 to 2020, Ms. Johnson previously served as Executive Vice President and Chief Marketing Officer of Truist Financial, the bank holding company formed in 2019 following the merger of SunTrust Bank and BB&T. Ms. Johnson began her career as an engineer at Apple before taking on a series of high-profile global marketing leadership roles at organizations including NCR Corporation and Nokia. She served as the Vice President of Global Marketing at NCR Corp. from 2012 to 2014 and the Global Head of Operator Marketing at Nokia from 2007 to 2012. Ms. Johnson is a member of the board of directors of Constellation Brands, a leading beverage alcohol company, serving on its compensation committee. She also serves as a board member of Operation Hope. Ms. Johnson has a bachelor’s degree in engineering sciences from Harvard University and an M.B.A. in finance from The Wharton School of The University of Pennsylvania. Ms. Johnson brings to our Board of Directors extensive marketing/digital communication, retail experience, ESG/sustainability, and financial/accounting experience, along with senior leadership, public company board and risk oversight experience from her current role at Prudential Financial and prior roles at Truist, NCR and Nokia and other board work.

Naomi Kelman

Director since: September 2020
Age: 64
Other Public Boards: 0
PRINCIPAL OCCUPATION AND OTHER INFORMATION
Ms. Kelman is the former President and Chief Executive Officer of Willow, a revolutionary new women’s health company, having served in that role from 2014 to 2019. From 2011 to 2012, Ms. Kelman served as the Global Division Head of Novartis OTC. Prior to that, Ms. Kelman served in a number of executive roles during her time at Johnson & Johnson from 2000 to 2011, including as President of Vistakon Americas (Acuvue contact lenses) from 2004 to 2009 and as President of LifeScan (OneTouch diabetes monitor) from 2009 to 2011. Before joining Johnson & Johnson, Ms. Kelman worked at Clairol, where she worked on a broad range of CPG personal care categories and was based in Europe for five years. Ms. Kelman started her career in finance at American Express. Ms. Kelman is a member of the board of directors of Mirvie, Brilliant Home Technology, Inc., Binx Health, Inc. and Blue River PetCare, serving as its board chair. Ms. Kelman has a Bachelor of Arts degree and an M.B.A. from Cornell University. Ms. Kelman brings to our Board of Directors extensive knowledge of the healthcare industry and senior leadership, marketing/digital communication, government/regulatory and human capital knowledge from her time as CEO of Willow and prior leadership roles in the optical and healthcare industries.

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Board Oversight

The primary responsibility of our Board is to oversee the management of the business and the affairs of the Company for the benefit of our stockholders and other stakeholders. As part of its responsibility, the Board oversees critical matters such as strategy, management succession planning, financial and other internal controls, corporate governance, risk management and compliance. To assist it in fulfilling its duties, our Board has delegated certain authority to its standing committees—the audit committee, the nominating and corporate governance committee and the compensation committee. The duties and responsibilities of these standing committees are described below under “Board Committees and Meetings.”
Director Independence

We believe the Company benefits from having a strong and independent Board. Under our Corporate Governance Guidelines and the Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence standards in the current Nasdaq Listing Rules. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
Our Board has affirmatively determined that all of the directors and nominees for director, except Mr. Fahs, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable Nasdaq guidelines. Mr. Fahs is not considered an independent director because of his employment as Chief Executive Officer of the Company. All members of the audit committee, compensation committee and nominating and corporate governance committee are independent.
In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through annual directors’ questionnaires.
Composition of the Board of Directors

We currently have nine directors on our Board. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors.
At the 2021 annual meeting, the stockholders approved an amendment of our certificate of incorporation to phase out the classified structure of the Board and allow for the annual election of our directors. Under the prior classified structure, our Board included three directors in Class I (Mr. Fahs, Ms. Johnson and Ms. Kelman), three directors in Class II (Messrs. Armario and Peeler and Ms. Cianfrocco), and three directors in Class III (Messrs. Tehle and Taylor and Ms. Hepner). One class of directors will stand for election at each annual meeting of stockholders for a one-year term until our prior classified structure is phased out. By the 2024 annual meeting, the Board will be completely declassified and all directors will stand for election annually.
Director Nomination Process

The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election by our stockholders in accordance with our Corporate Governance Guidelines. As the application of these factors involves the exercise of judgment, the nominating and corporate governance committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the nominating and corporate governance committee does at a minimum assess each candidate’s integrity, accountability, skills, experience, independence, other outside commitments and ability to work collegially with the other members of the Board of Directors.
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Diversity, Qualifications, Skills and Experiences of our Directors
In addition, although the Board considers and fully appreciates the value of a diversity of viewpoints, background and experiences (including age, sex, gender identity, sexual orientation, race and ethnicity) as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom, the Board does not have a formal diversity policy. The nominating and corporate governance committee believes that the current members of the Board provide a demonstrated executive leadership ability and are representative of diverse backgrounds.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure and address areas where additional expertise or skills may be needed, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics, among others, as key qualifications, attributes or skills to provide Board oversight of the Company’s business operations and strategy.
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Below is our Nasdaq Board Diversity Matrix for fiscal 2022 and last year’s Board Diversity Matrix is available in our 2022 proxy statement filed with the SEC on April 26, 2022. The following Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.
Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Nomination Process
The nominating and corporate governance committee may identify candidates for election to the Board of Directors on its own, or by considering recommendations from stockholders, officers and employees of the Company and other sources that the nominating and corporate governance committee deems appropriate. The nominating and corporate governance committee may also retain a third-party search firm to assist in the identification of possible candidates for election to the Board of Directors. The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis as recommendations from other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the required information to the attention of the Secretary, National Vision Holdings, Inc., 2435 Commerce Ave, Building 2200, Duluth, Georgia 30096. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to director nominations will be presented to the nominating and corporate governance committee for its consideration. If stockholders want to formally nominate a director candidate for election, they must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2024 Annual Meeting.”
Leadership Structure of the Board of Directors

As described in our Corporate Governance Guidelines, our Board directs and oversees the management of the business and the affairs of the Company using its business judgment to act in the best interests of the Company and its stockholders. As part of this oversight role, the Board selects and oversees the members of senior management who are charged by the Board with conducting the business of the Company. While our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company, our Board currently believes that having these positions separated, with Mr. Peeler serving as Chairman of the Board and Mr. Fahs serving as our Chief Executive Officer and also as a director, is the appropriate leadership structure at this time and demonstrates our commitment to good corporate governance. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Under our Corporate Governance Guidelines, should the Board determine that such
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positions should not be separated and the Chairperson of the Board is also the Chief Executive Officer or a director who does not qualify as an independent director, the independent directors may annually elect from among themselves a lead independent director.
Board Oversight of Risk Management

Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees has extensive involvement in the oversight of the Company’s risk management. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, including receiving reports from management on the strategic plans and related risks facing the Company which range from financial risks to regulatory, legal, supply chain, sustainability, competitive and information technology risks. Significant operational risks that relate to ongoing business operations are the subject of regularly scheduled reports to either the full Board or one of its committees.
The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of our stockholders. The risks periodically reviewed by committees are also reviewed by the entire Board when a committee or the Board determines this is appropriate. The independent chair of the Board promotes effective communication and consideration of matters presenting significant risks to the Company through his role in developing the Board’s meeting agendas, chairing meetings of the Board and facilitating communications between independent directors of the Board and the Chief Executive Officer. We believe that the leadership structure of our Board of Directors, along with the allocation of risk management responsibilities described below by appropriate committee oversight, provides appropriate risk oversight of our activities.
The audit committee oversees our risk management process with a specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation. Along with the Board, the audit committee also receives regular reports from management to help ensure effective and efficient oversight and to assist in proper risk management, including with respect to cybersecurity and data security risks, and the ongoing evaluation of management controls and procedures. Through its regular meetings with management, including the finance, legal, internal audit, and compliance functions and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the audit committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. Internal audit reports functionally and administratively to our Chief Financial Officer and directly to the audit committee. The audit committee receives reports on information technology risks, including data security and cybersecurity. The audit committee reviews cybersecurity and data security risks and mitigation strategies, along with program assessments, planned improvements and the status of information technology initiatives, with the Chief Technology Officer quarterly. These risks and mitigation strategies are also periodically reviewed by the entire Board. See the Cybersecurity and Data Privacy Oversight section below for additional details.
The compensation committee reviews the risk profile of the Company’s compensation policies and practices, including a review of a risk assessment of our compensation programs and managing risk associated with human capital management, including employee recruitment and retention.
The nominating and corporate governance committee monitors risks relating to governance matters, including environmental, social and governance (ESG) risks and the potential risks, impacts and opportunities posed by climate change, and reports to the Board on these risks and any recommended appropriate actions in response to those risks. See the Corporate Sustainability (ESG) Oversight section below for additional details.
Cybersecurity and Data Privacy Oversight
Our Chief Technology Officer is ultimately responsible for our cybersecurity and data privacy programs, which include the implementation of controls to identify threats, detect attacks and protect our data. We implement technologies and programs designed to ensure our systems are effective and prepared for cybersecurity and data privacy risks, including ongoing security monitoring for internal and external threats. We regularly perform evaluations of our security program and continue to invest in capabilities to protect our data. In addition, we have implemented regular mandatory trainings regarding cybersecurity risks to increase awareness throughout the Company. We carry insurance that provides protection against potential losses arising from a cybersecurity incident (see our risk factors in our 2022 10-K relating to cybersecurity and cybersecurity insurance).
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Corporate Sustainability (ESG) Oversight
Our Board is highly engaged in our Corporate Sustainability strategy and ESG matters (including sustainability policies and initiatives), especially given that societal impact is intricately linked to the mission of our business—making eye care and eyewear more affordable and accessible. Our nominating and corporate governance committee is responsible for overseeing the effectiveness of our ESG strategies, policies, goals, initiatives and programs, including the review of our annual Corporate Sustainability Report. Our compensation committee is responsible for overseeing the development and implementation of human capital and succession plans and considering how best to incorporate ESG matters into our executive compensation plans. Our audit committee is responsible for overseeing the Company’s enterprise risk management program, which includes ESG topics. See the Sustainability section at page 23.
Management Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management. Management develops ideas and presents plans for identification, mentoring and continuing development of potential internal candidates for executive leadership positions. The Board and compensation committee, together with the Chief Executive Officer, regularly reviews senior management talent and succession planning.
Executive Sessions

Executive sessions, which are meetings of the independent directors of the Board, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Board and Committee Evaluations

As a part of the Board’s commitment to continual corporate governance improvement, the nominating and corporate governance committee supervises an annual review and self-evaluation of the performance of the Board, its committees and individual directors. The evaluation is typically conducted through a range of questions related to topics including structure of the Board and its committees, overall Board and committee effectiveness, oversight and risk management, strategy and Board access to information and resources. In 2022, an evaluation was conducted and completed with each director providing direct feedback. The evaluations were reviewed and discussed by the nominating and corporate governance committee as well as the full Board. As appropriate, these evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees.
Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the chairperson of our Board of Directors, the chairperson of any of the audit, compensation and nominating and corporate governance committees, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2435 Commerce Ave, Building 2200, Duluth, GA 30096, who will forward such communication to the appropriate party or parties.
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Board Committees and Meetings

Our Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee, each of which operates under a charter that has been approved by our Board.
The following table summarizes the current membership of each of the Board’s committees.
	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
L. Reade Fahs
D. Randolph Peeler		X	X
Jose Armario		X
Heather Cianfrocco			X
Virginia A. Hepner	X	Chair
Susan S. Johnson	X
Naomi Kelman	X
Thomas V. Taylor, Jr.			Chair
David M. Tehle	Chair
All directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the committees of which they are members and the annual meeting of stockholders. Each of our directors that were members of our Board at the time attended the 2022 annual meeting. During the fiscal year ended December 31, 2022, the Board held five meetings, the audit committee held seven meetings, and the compensation committee and the nominating and corporate governance committee each held four meetings. In addition, the Board, the audit committee, the compensation committee and the nominating and corporate governance committee acted by unanimous written consent several times during fiscal 2022. Each of our directors attended all of the meetings of the Board and committees on which he or she served at the time they served on the Board or such Committees.
Audit Committee
Our audit committee consists of David M. Tehle, who serves as the Chair, Virginia A. Hepner, Susan S. Johnson and Naomi Kelman. Mr. Tehle and Mses. Hepner, Johnson and Kelman each qualify as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board of Directors has determined that Mr. Tehle and Ms. Hepner each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The audit committee is responsible for, among other things, preparing the audit committee report required by the SEC to be included in our proxy statement and assisting our Board of Directors with respect to its oversight of (1) our risk management policies and procedures, (2) the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting, (3) our compliance with legal and regulatory requirements, including SEC filings, (4) the qualifications, engagement, performance and independence of the outside auditors, including approving all auditing and non-auditing services performed by our outside auditors and (5) approving the annual audit plans and the performance of our internal audit function.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Virginia A. Hepner, who serves as the Chair, D. Randolph Peeler and Jose Armario. Each member of the nominating and corporate governance committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
The primary purpose of the nominating and corporate governance committee is to provide assistance to the Board of Directors by, among other things, determining the size, structure, composition, processes and practices of the Board and its committees and assessing director independence and qualifications. The committee also identifies, recommends and assists the Board in recruiting individuals qualified to become Board members, oversees the Board’s director education practices, and takes a leadership role in shaping the corporate governance of the Company through its review and development of our Corporate Governance Guidelines and practices and guidance of the annual Board evaluation. The committee, along with the Board as whole, retains oversight responsibility for the Company’s ESG
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strategy and provides oversight and guidance on environmental sustainability, social justice and corporate responsibility issues and opportunities for the Company.
Compensation Committee
Our compensation committee consists of Thomas V. Taylor, Jr., who serves as the Chair, D. Randolph Peeler and Heather Cianfrocco. Each member of the compensation committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.
The primary purpose of the compensation committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation philosophy and compensation of our executive officers and directors, (2) monitoring our equity-based and certain incentive compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement or annual report under the rules and regulations of the SEC.
Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
In December 2022, following the annual review by the nominating and corporate governance committee, the Board adopted updates to the Corporate Governance Guidelines and committee charters to reflect evolving governance best practices.
Our Corporate Governance Guidelines, audit, nominating and corporate governance and compensation committee charters, and other corporate governance information are available in the investors section of our website, www.nationalvision.com.
Code of Conduct

We are committed to ensuring our business is conducted ethically and legally. We maintain a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, which we call our Code of Conduct. Our Code of Conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and is posted in the investors section of our website, www.nationalvision.com.
We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Hedging and Pledging Policies

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. The Company’s Securities Trading Policy discourages employees from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
Transactions with Related Persons

The Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person
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has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. It is our policy that no related person transaction will be executed without the approval or ratification of the disinterested members of the Board or a committee of the Board.
There were no related persons transactions since the beginning of fiscal year 2022 required to be reported in this proxy statement under the applicable SEC rules.
Stockholder Engagement

Since our initial public offering (IPO), we have been committed to stockholder engagement and we greatly value the input we receive from our stockholders. We believe strong corporate governance should include year-round engagement with our stockholders. Our investor relations team and members of our senior management are in frequent communication with stockholders on a variety of matters, including our operations and financial performance. Our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are engaged in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events. In addition, a cross-functional team conducts our off-season stockholder outreach and engagement program through which we solicit feedback focused on corporate governance, executive compensation, corporate social responsibility and other ESG matters of interest to our stockholders. Stockholder engagement and feedback is regularly shared with our Board of Directors.
In 2022, as part of our off-season stockholder engagement efforts, we engaged with the Company’s top institutional investors representing over 80% of our outstanding shares following outreach to stockholders representing 95% of our outstanding shares. Many of these stockholders expressed support for the continued progress of the Company’s Sustainability strategy and other topics covered included business operations, governance, human capital and its executive compensation program.
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Sustainability

Our commitment to sustainability is a core part of who we are as a Company, as is evidenced by our mission—“We help people by making quality eye care and eyewear more affordable and accessible.” We understand the importance of acting responsibly as a business, employer and corporate citizen. Engagement on sustainability is important to us and our stakeholders and we are committed to balancing the social, economic, human capital management and environmental aspects of our business with disclosure highlighting our aspirations and achievements in these areas.
SEE+G Framework
In 2022, we published our second Sustainability Report, in which we enhanced our disclosure on how our ESG approach links to both stakeholder impact and to business success.

How we make a difference

Our mission

Our work

We help people see their best to live their best through our optical products and services. For more than 30 years, we have been improving lives by providing eye care for value-seeking and lower-income customers.

What we rely on

Who we're here for

Value-conscious customers in need of eye care, and others around the globe experiencing vision loss

Our presence

1,278 stores in 44 states and Puerto Rico
7 support facilities

Our trusted brands

America's Best Contacts & Eyeglasses, Eyeglass World, Vision Center brought to you by Walmart, Vista Optical inside selected Fred Meyer stores, Vista Optical in select military exchanges

Our people

13,674 associates and >2,200 optometrists in the National Vision Doctor of Optometry network

Our suppliers

Our network of product and service suppliers, in the U.S. and abroad, who support us in our mission

Our resource needs

Energy, water and materials to support our social impact

Our business activities

Delivering eyewear

We sell glasses and contact lenses with a low opening price point that makes eyewear affordable and accessible to all Americans.

Providing eye care

Optometrists provide eye exams, either at low cost or bundled for free with our eyewear, to help people see their best.

Our SEE+G approach

Societal Impact

We focus on making high-quality eye care and eyewear accessible and affordable for all. Our philanthropic giving and partnerships expand access to affordable eye care for those in need around the world.

Employees

We invest in programs that support the well-being, development and quality of life of our people. We are committed to fostering a culture of diversity, equity and inclusion.

Environment

We work to understand the impacts of our activities, increase the efficiency of our operations and minimize our environmental footprint.

Governance

We strive to adhere to the highest standards and best practices for compliance, data privacy and cybersecurity, as well as product quality and safety.

20/20 Quest Foundation

Our foundation focuses on providing screenings, eye exams, eyeglasses and refractive error solutions to the optically underserved around the world.

National Vision philanthropy

We support nonprofit organizations that share our mission to help people by making quality eye care and eyewear more affordable and accessible.

Stakeholder value and positive impact

Stockholders

We create value for National Vision and its stockholders through providing exceptional value and convenience to customers. Our low-cost operating model and new store openings have led to strong returns on investment.

Societal Impact

Every day, we impact the lives of our customers by helping them see their best - so they can perform their jobs, care for their families and contribute to their communities.

We support broader impact through philanthropic activities that improve vision in the U.S., meet the needs of underserved people around the world and drive systemic change to improve vision for all.

Employees

Our aim is for associates and doctors to feel comfortable bringing their full selves to work each day, and to support them in advancing their capabilities and careers.

Environment

We improve our environmental performance through better management of energy, water and waste.

Governance & Supply Chain

Our transparent corporate governance and robust ethical guidance ensures that we are able to effectively deliver on our mission.

We extend our positive impact down our supply chain ,building on long-lasting partnerships with suppliers who share our values and high operating standards.

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Sustainability Governance Structure
We developed an internal sustainability governance structure that begins with oversight by the Board through its nominating and corporate governance committee and executive leadership from our Chief Executive Officer. Our General Counsel serves as the executive sponsor of our sustainability strategy, chairs the steering committee and provides regular updates to the Board and its nominating and corporate governance committee.

National Vision's accountability structure and responsibilities

Responsibilities of each group are as follows:

National Vision Board of Directors
Oversight of National Vision corporate strategy and risk management

Nominating and Corporate Governance Committee
Review and report on SEE+G performance to the Board, including emerging ESG risks and opportunities for the business

Audit Committee
Oversee the enterprise risk management program, which includes ESG topics such as cybersecurity and data privacy

Compensation Committee
Oversee the development and implementation of human capital management, succession and executive compensation plans, including consideration of emerging ESG trends and best practices

Corporate Responsibility Steering Committee
Review and approve the SEE+G framework and strategic objectives

Corporate Responsibility Council
Develop, refine and recommend the SEE+G strategy, oversee execution of the strategy and specific initiatives

Corporate Responsibility Working Groups
Implement the SEE+G strategy relevant to their areas of expertise and report on progress regularly to the Corporate Responsibility Council

- **Operations & Environment**
- **Supply Chain**
- **Employee & Workplace**
- **Societal Impact**

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A few of our 2021 Sustainability highlights include:

2021 highlights across SEE+G

The SEE+G framework guides our ESG efforts and is organized according to pillars of Societal Impact, Employees, Environment and Governance. The framework was developed in 2020, and was informed by our prioritization assessment that identified the ESG topics of greatest importance for both our business and our stakeholders.

Societal Impact

>8 M
lives impacted through our business operations and philanthropic activities

5 x
lives impacted by our philanthropic activities compared to 2020

Launched remote medicine program

>500,000
frames donated to partners around the world

>130,000
frames produced by Made Locally Given Globally since the program began in 2019

Launched register donation program

Employees

76%
associate engagement score

>$350,000
provided through National Vision Crisis Relief Fund

Established values-based competency framework

CEO Reade Fahs signed CEO Action for Diversity & Inclusion Pledge™

Environment

Launched our LED energy efficiency upgrade program

Completed second greenhouse gas inventory, enhancing data integrity

Governance

Approved proposal to declassify board structure

Recognized by 50/50 Women on Boards

Moving forward, we are strategically progressing our SEE+G initiatives, partnerships and infrastructure, while remaining focused on areas that will help us help others to see better.
We are also committed to disclosing our progress each year, including in our Corporate Sustainability Report and on the Corporate Responsibility page of our website, www.nationalvision.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings with the SEC.
Human Capital Management

With an inclusive and people-first culture, we are focused on celebrating and respecting our associates’ diverse backgrounds, empowering, rewarding and developing our associates and aiming to give back to the communities in which we serve. Our human capital initiatives are focused on attracting highly qualified individuals and providing them with continued opportunities for growth and development. As of December 31, 2022, we had 13,975 full-time and part-time associates. In addition, our network of independent optometrists, which consists of independent optometrists and optometrists employed by independent professional corporations or similar entities, includes 1,841 optometrists as of December 31, 2022.
Talent Acquisition
At National Vision, we are committed to attracting talent aligned with our Vision, Mission and Values. We have invested in key leadership roles within the talent organization to refine our approach and have incorporated new technology to improve both the candidate and hiring manager experience. In addition, we have partnered with schools and other organizations to promote the profession of optometry, including continuing our multi-year sponsorship of the Association of Schools and Colleges of Optometry campaign “Optometry Gives Me Life” targeted at high school and college students, and ensuring that graduating optometrists are educated on the variety of career options available to them. Additionally, we increased accessibility to our own internal National Vision Doctor of Optometry Tuition Reimbursement program, which provides for the reimbursement of education expenses to associates attending optometry school. We have utilized in person events and online platforms for job fairs and on-campus events, selectively offered key incentives, such as a student loan repayment program, and educated applicants on the health and safety protocols implemented in our stores.
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BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Talent Development
We have a proven record of opening new stores with high-quality training support. As a result of the COVID-19 pandemic, we adapted our new store training approach by introducing and enhancing virtual instructor-led training classes, allowing for a continuation of high touch training to prepare stores to open safely and effectively. We also increased ongoing training, especially in the areas of safety protocol procedures and customer interactions. We provide associates and optometrists with several opportunities and mechanisms through which they can provide feedback and allow us to continue developing programs for training and growth. We have invested in supporting our store managers through a new Training Store Manager program, which provides training during their critical first steps as new managers. The program offers high-performing store managers the opportunity to certify as Training Store Managers through a five-week certification process focused on coaching, self-awareness, giving and receiving feedback, and time management. Once participants are certified as Training Store Managers, they provide onboarding and training support to store managers across their district. In addition to providing valuable support to new managers and new store teams, the program provides our associates with a new avenue for leadership opportunities and professional development. After the Training Store Manager program launched in May 2021, we selected and certified more than 60 Training Store Managers across the country in 2021, and we continued to expand the program in 2022. The Training Store Manager program builds on our culture of developing and promoting our associates.
Benefits and Wellness
We strive to ensure our people always feel supported so they can bring their best selves to work every day. We demonstrate this commitment through many of our benefits and wellness offerings. Programs like our 401(k) plan, core and supplemental life insurance, health plan, short-term and long-term disability, wellness and disease management programs, including personalized programs for diabetes and hypertension, vacation pay, parental and adoption leave, accident, critical illness, group legal and identity theft programs, and a financial protection resource, provide the needed resources essential for helping our people care for themselves and their families. We also offer free on-demand mental and behavioral health resources, to provide needed guidance when work and personal challenges affect an associate’s overall well-being. Additionally, our associates receive an annual associate eyewear ticket and eyewear gift tickets that provide them or their friends and family discounted eyewear purchases in our stores.
Our college scholarship program was established to assist associates with children (age 24 or under), who are high school seniors or graduates, planning to enroll in a full-time undergraduate course of study at an accredited U.S. college or university. Each year, ten recipients are granted an award of $2,500 each and awards are renewable up to three years for a total scholarship of $10,000. We also provide current and former associates who are in pursuit of a Doctor of Optometry (O.D.) degree with financial support through a tuition reimbursement program.
Our compensation programs are also designed to reinforce our growth agenda and talent acquisition strategy. In addition to competitive base pay, we seek to reward associates with annual incentive awards, recognition programs, and equity awards for associates at certain levels.
Shortly after our IPO, we established the National Vision Crisis Relief Fund to help support associates who are facing financial hardship as a result of a natural disaster, family emergency or other unexpected events. Donations made to the Crisis Relief Fund are matched by the Company. Since its creation, over $1.3 million have been provided to associates for assistance, with over 95% provided since the beginning of the COVID-19 pandemic.
Diversity, Equity and Inclusion
We are committed to a diverse and inclusive culture and in 2020, we formed a new Diversity, Equity and Inclusion (“DEI”) department within the Company. As we move forward in our DEI journey, we are focused on advancing diversity in our recruitment, training, career mentorship and development, employment, branding and community service. In 2021, we continued our focus on reviewing best practices and initiatives and conducted listen and learn sessions with associates and optometrists to solicit feedback and identify opportunity areas. As a part of these efforts, we collaborated with non-profit and educational institutions with the goal of increasing the percentage of Black doctors in the industry, including sponsoring and participating in the “Impact HBCU” event sponsored by Black Eyecare Perspectives with the goal of increasing awareness in the field among historically black college and university (“HBCU”) students. In 2021, our Chief Executive Officer became a signatory to the CEO Action for Diversity and Inclusion pledge, committing to a series of actions related to diversity, equity and inclusion across the Company, industry and communities. We were named one of Forbes’ Best Employers for Women and one of Forbes’ Best Employers for Veterans in 2021, received the highest ranking given by 50/50 Women on Boards for balanced gender representation among the independent members of the Company’s Board of Directors. We were also recognized as one of Forbes’ Best Employers for
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Diversity in 2021 for, among other things, our proactive diversity and inclusion initiatives and were named one of Newsweek’s America’s Most Responsible Companies for 2023 for our corporate responsibility and citizenship.
Health and Safety
Our health and well-being efforts are built on a foundational commitment to the safety of our associates and doctors in our network. We believe that we are in material compliance with applicable Occupational Safety and Health Administration guidelines and state regulations. At each of our labs and distribution centers, there are specific leaders responsible for the management of associate safety. For example, lab directors organize and run safety trainings for local associates, some of which are conducted through our Learning Management System and others through in-person instruction. For our retail locations, we provide support to managers and field leaders in understanding and complying with applicable laws and regulations.
The COVID-19 pandemic presented unique challenges for our associates, doctors, customers and patients. We prioritized the safety of our associates, optometrists, customers and patients by voluntarily closing our stores to the public for a temporary period of time in 2020 to implement enhanced safety and cleaning protocols in order to serve our customers and patients with everyone’s health and safety in mind. Health and safety remain at the forefront for us as the pandemic and variants continue to evolve and present challenges for us.
Beginning in 2020, we created multiple resources for associates, including frequent and transparent communication tools, additional leave of absence and paid leave options, and centralized support to address COVID-19 questions and concerns, including regarding the availability of vaccines.
Compensation of Directors

Directors who are our employees do not receive remuneration for serving on our Board. The compensation committee, with assistance from its independent compensation consultant, reviews the director compensation program regularly to ensure the program is structured consistent with best practices and current trends. As part of this review, the director compensation program is benchmarked against the same compensation peer group used for executive compensation benchmarking, as described later in the Compensation Discussion & Analysis section. The compensation committee reviewed director compensation in February 2022 and made changes that went into effect on June 15, 2022 to better align elements of annual director compensation with market practices. Prior to this update, the Board had not increased its director compensation since 2018.
•
The annual cash retainer was increased to $80,000, paid quarterly, in arrears.

•
The annual cash retainers of the Chairs of the audit committee, compensation committee and nominating and corporate governance committee were increased to $22,500, $18,750 and $15,000, respectively, paid quarterly, in arrears.

•
The annual equity grant was increased to a $140,000 restricted stock unit grant, which will vest on the first anniversary of the grant date, subject to continued service through the applicable vesting date.

In addition, beginning with cash retainer fees received in fiscal 2022, non-employee directors were given the option to elect, prior to the end of the calendar year immediately preceding the calendar year in which such cash retainer fees would otherwise be paid, to receive all or any portion of their annual Board cash retainer and annual committee chair cash retainer, if applicable, in equity in the form of restricted stock units, which would vest in full on the first anniversary of the grant date, subject to such non-employee director’s continued service through the vesting date. Additionally, the annual equity grant became a grant in the form of restricted stock units instead of restricted stock and any election to receive all or any portion of cash retainers would also be given in the form of restricted stock units.
Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings.
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BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
2022 Director Compensation. The following table reflects all cash compensation paid and the aggregate market value of stock awards granted to our non-employee directors for service in fiscal 2022:
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)	Total ($)
D. Randolph Peeler(3)	77,720	—	—	77,720
Jose Armario	77,720	140,000	—	217,720
Heather Cianfrocco	77,720	140,000	—	217,720
Virginia A. Hepner	90,440	140,000	—	230,440
Susan S. Johnson	77,720	140,000	—	217,720
Naomi Kelman	77,720	140,000	—	217,720
Thomas V. Taylor, Jr.	94,760	140,000	—	234,760
David M. Tehle	99,080	140,000	—	239,080

(1)
Includes all annual retainer fees paid in cash to the directors. In lieu of receiving cash retainers, Mr. Peeler donated his cash retainer to 20/20 Quest, a National Vision sponsored charitable foundation. Mr. Armario, Ms. Johnson, Ms. Kelman, and Mr. Taylor elected to receive 100% of their cash retainer fees in stock awards. Ms. Cianfrocco elected to receive 66% of her cash retainer in stock awards. In accordance with these elections, Mr. Armario, Ms. Johnson, Ms. Kelman, Mr. Taylor and Ms. Cianfrocco each received 7,832, 7,832, 7,832, 8,445 and 6,882 restricted stock units, respectively, on June 15, 2022. The grant date fair value of these awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), was $77,720 for Mr. Armario, $77,720 for Ms. Johnson, $77,720 for Ms. Kelman, $94,760 for Mr. Taylor and $51,295 for Ms. Cianfrocco. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s 2022 10-K for an explanation of the assumptions made in the valuation of these awards.

(2)
The amount reported reflects the grant date fair value calculated in accordance with ASC Topic 718 associated with the annual equity grant to each director as of such grant date. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s 2022 10-K for an explanation of the assumptions made in the valuation of these awards. The grant date fair value of the annual award that was granted on June 15, 2022 for all directors was $140,000 for the 5,036 restricted stock units granted to such directors. In addition, certain directors received additional restricted stock units on June 15, 2022, in lieu of cash retainers, as described in footnote 1 above. As of December 31, 2022, Mr. Armario held 7,832 unvested restricted stock units, Ms. Cianfrocco held 6,882 unvested restricted stock units, Ms. Hepner held 5,036 unvested restricted stock units, Ms. Johnson held 7,832 unvested restricted stock units, Ms. Kelman held 7,832 unvested restricted stock units, Mr. Taylor held 8,445 unvested restricted stock units and Mr. Tehle held 5,036 unvested restricted stock units.

(3)
At the request of Mr. Peeler, the compensation committee approved in February 2022 a program in which (i) in lieu of paying his cash retainer for Board service and any committee chairperson service, if applicable, directly to Mr. Peeler, the Company would instead make a quarterly donation of such retainer in Mr. Peeler’s name to the Company’s foundation or another charity of its choosing and (ii) Mr. Peeler would not receive the restricted stock unit award to which non-employee directors are entitled under the director compensation program.

Director Stock Ownership Guidelines. The Board of Directors adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors who are not members of management (the “Covered Directors”). Under the Guidelines, Covered Directors are required to hold a specific level of equity ownership, as a multiple of annual cash retainer. The Guidelines currently require Covered Directors to hold 5x the annual cash retainer. There is no required time frame within which a Covered Director must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, Covered Directors must retain 50% of vested shares net of stock option exercise (if applicable) and tax withholding. Shares that count toward these ownership guidelines include shares owned outright, shares held in the Company’s 401(k) or other retirement plan and shares of time-based restricted stock and restricted stock units (whether vested or unvested). The retention requirement applies to all prior and future grants. As of January 1, 2023, all non-employee directors have met or exceeded their current ownership requirements.
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PROPOSAL NO.2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
What Am I voting on? As required pursuant to Section 14A of the Exchange Act, stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis below.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the non-binding advisory vote to approve our named executive officer compensation.
Vote Required. The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Although this vote is advisory in nature, the compensation committee takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from stockholders. The compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
Our stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding our named executive officers presented in Compensation Discussion and Analysis on pages 30-39, the compensation tables and narrative discussion on pages 41-49, and the discussion regarding the compensation committee on page 40.
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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
We design our compensation programs to attract and retain a talented and experienced executive team with the skills and qualifications to manage and lead the Company effectively. We strive to create an executive compensation program that strikes the right balance of paying for performance, motivating our leaders to contribute to the achievement of our financial goals and focusing on long-term value creation for our stockholders, all without taking undue risk.
This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2022, which ended December 31, 2022. Our NEOs for fiscal 2022 were:
Name	Position
L. Reade Fahs	Chief Executive Officer and Director
Patrick R. Moore(1)	Senior Vice President, Chief Operating and Financial Officer
Jared Brandman	Senior Vice President, General Counsel and Secretary
Bill Clark	Senior Vice President, Chief People Officer
Joseph VanDette	Senior Vice President, Chief Marketing Officer
Roger Francis(2)	Former Senior Vice President, Chief Stores Officer

(1)
On August 31, 2022, Mr. Moore was promoted from Chief Financial Officer to the role of Chief Operating and Financial Officer through December 31, 2022, when he then transitioned to the role of Chief Operating Officer, effective January 1, 2023.

(2)
Mr. Francis resigned from the Company effective August 31, 2022 to take an international leadership position in a company outside of the optical industry.

The following information summarizes the Company’s key executive compensation actions and decisions for fiscal 2022. Additional information about our compensation programs and the Company’s 2022 performance can be found in the Company’s 2022 10-K and this proxy statement.
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2022 Business Highlights
In 2022, we remained focused on our long-term strategy and progressing our key strategic initiatives, all while navigating the challenging macroeconomic environment and continuing to deliver low cost eye care and eyewear, a medical necessity, to the communities we serve. While the uncertain macro environment, inflationary pressures and our investments in key initiatives will weigh on profitability in the near-term, we expect to be well positioned for continued success and improved market position longer term. Our fiscal year 2022 financial and operational highlights included:
•
Overall store count grew to 1,354 stores

•
Comparable store sales growth was (7.5)%, and Adjusted Comparable Store Sales Growth1 was (7.6)%

•
Net revenue of $2.01 billion

•
Net income of $42.1 million

•
Adjusted Operating Income1 decreased to $87.8 million

•
Diluted EPS decreased to $0.52; Adjusted Diluted EPS1 decreased to $0.65

•
We returned $80.0 million to stockholders through share repurchases

•
Our cash balance was $229.4 million as of December 31, 2022

(1)
For an explanation of our non-GAAP financial measures and a reconciliation of Adjusted Comparable Store Sales Growth, Adjusted Operating Income and Adjusted Diluted EPS to the most directly comparable GAAP measures, see Appendix A to this proxy statement.

2022 Compensation Highlights
As noted above, we are committed to aligning executive compensation to the Company’s performance. As illustrated in the charts below, the majority of our NEOs’ 2022 compensation was targeted to be performance-based.
Our 2022 compensation programs were aligned with the competitive market to continue attracting and retaining high-quality executives capable of executing the Company’s strategy and delivering value for stockholders. Key actions taken by the compensation committee include the following:
•
Base Salary

➢
In February 2022, the compensation committee approved executive officer salary increases ranging from 1.7% to 8%, to more closely align compensation opportunities with the competitive market. These increases took effect in July 2022.

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EXECUTIVE COMPENSATION
•
Annual Cash Incentive Program (“STIP”)

➢
Annual cash incentive awards pay out between 0% and 200% of target, based on performance against our Adjusted Operating Income target. Based on Adjusted Operating Income performance of $101.3 million (as defined under the fiscal 2022 Short-Term Incentive Plan (“STIP”)), the fiscal 2022 STIP funded at 0% of target. The compensation committee certified the fiscal 2022 STIP results at 0%, but did approve (1) a discretionary STIP cash payment for associates below the Vice President level, along with a retention grant of restricted stock units to certain associates below the Vice President level, and (2) a retention grant of restricted stock units to associates at the Vice President level. None of our NEOs received a STIP cash payment or retention award for 2022.

•
Long-Term Incentive Program (“LTIP”)

➢
In February 2022, the compensation committee approved a grant to each of our NEOs of time-vesting restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The compensation committee approved performance metrics for the PSUs, which vest between 0% and 200% based on performance against three-year growth targets. The PSUs are based off two performance growth measures, Adjusted Operating Income and return on invested capital (“ROIC”), which are weighted 75% and 25%, respectively.

➢
In February 2023, the compensation committee certified the level of achievement of the performance criteria of the 2020 PSU awards, which paid out at approximately 108% of the target based on three year Adjusted EBITDA performance.

Compensation Philosophy and Approach
Our mission is making quality eye care and eyewear more accessible and affordable. In order to do this, we must attract, engage and retain highly talented individuals who are committed to our core values of doing what is right, creating happiness every day and being energized to serve. Our compensation programs are designed to help us achieve these goals. We expect our executive team to possess and demonstrate strong leadership and management capabilities and continue to execute against our strategic growth initiative. To reward and retain our leaders, including our NEOs, we have designed a total compensation approach that rewards both short-term and long-term success.
Compensation Objectives
Our compensation program for executives is currently designed to support the following objectives:
•
Motivate executives to meet or exceed Company performance goals. A significant portion of each NEO’s total compensation is directly tied to the achievement of the Company’s overall financial and strategic goals.

•
Attract and retain talented executives. The Company seeks to provide overall levels of compensation that are market competitive to attract, retain and motivate highly qualified executives to continue to enhance long-term equity value.

•
Link the financial interests of executives and stockholders. In order to foster a strong relationship between stockholder value and executive compensation, a significant portion of compensation is composed of equity- based incentive awards. Additionally, 50% of our NEOs long-term incentives are granted in the form of PSUs which are directly tied to the Company’s financial performance. Our NEOs are subject to stock ownership guidelines that ensure they maintain a significant level of equity ownership.

Our compensation packages are designed to promote integrity, leadership, teamwork, ownership and initiative by our employees whose performance and responsibilities directly affect our results. We strive to create competitive compensation packages for all employees that encourage them to achieve our long-term business goals without taking unnecessary risks. We believe that, to attract and retain talented senior executives, we must provide them with a competitive level of predictable compensation that rewards their continued service. We also believe that performance-based compensation plays a significant role in aligning senior executives’ interests with those of our stockholders and should be emphasized in the overall program structure. We motivate and reward NEOs for successfully executing our business strategy and believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment.
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What We Do:	What We Don’t Do:

✓
Pay for performance

✓
Maintain robust stock ownership guidelines for our named executive officers (“NEOs”)

✓
Require our NEOs to retain 50% of vested awards net of tax withholdings until they have met our ownership guidelines

✓
Engage an independent compensation consultant to advise us on matters surrounding our compensation plans

✓
Review our compensation programs annually to prevent undue risk taking

✓
Hold an annual say-on-pay vote

✓
Establish target and maximum awards under our annual cash incentive program

✓
Maintain an established stockholder engagement program

✓
Require “Double-Trigger” vesting for Change in Control in equity awards

✓
Incentive compensation plan contains clawback provision applicable to all outstanding awards

✗
No excise tax gross-ups upon a Change in Control

✗
No hedging of the Company’s stock by NEOs or directors

✗
No supplemental executive retirement plans

✗
No re-pricing of stock options without stockholder approval

✗
No significant perquisites for executive officers

Consideration of Say on Pay Votes
We are pleased that stockholders representing over 94.7% of the shares voted for the Say on Pay Proposal at the 2022 annual meeting, expressing their support and approval of our NEO compensation described in our 2022 proxy statement. During 2022, we continued our stockholder engagement program and sought feedback from stockholders on a range of topics, including executive compensation. See Stockholder Engagement on page 22 for additional details of our stockholder engagement program.
As is its practice, the compensation committee took into account the results of the Say on Pay Proposal from prior years, as well as feedback received as part of our stockholder engagement program and the other factors discussed in more detail in “—Our Annual Compensation-Setting Process” below, when considering updates to our compensation programs. Given the strong Say on Pay vote outcome and feedback from our stockholder engagement, the committee did not believe any material changes were necessary to our compensation programs.
Our Annual Compensation-Setting Process
Role of the Compensation Committee
Our executive compensation plans and programs are administered by our compensation committee. Our compensation committee is responsible for reviewing and approving, or recommending to our full Board of Directors, equity compensation grants and other aspects of compensation, including base salaries and the administration of our annual cash incentive program under our Short-Term Incentive Plan, or STIP, for employees. Our compensation committee is also responsible for recommending to the full Board of Directors the compensation of our CEO and determining and approving the compensation of other executive officers, as recommended by our CEO and Chief People Officer. At the beginning of each performance cycle, the compensation committee or the Board of Directors, as applicable, approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on performance, retain talent, create optimal stockholder value and mitigate material risk. These approvals include reviewing and setting performance goals under the STIP and Long-Term Incentive Program, or LTIP, and reviewing and approving awards (including the terms and conditions of such awards) under the STIP and LTIP for all executive officers.
Role of Independent Members of the Board of Directors
Independent members of our Board assist in setting executive compensation by assessing the performance of the CEO, reviewing the compensation committee’s assessment of the CEO’s performance and approving the compensation of the CEO based on the recommendation of the compensation committee.
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EXECUTIVE COMPENSATION
Role of Management
Our CEO and our Chief People Officer work closely with the compensation committee in managing our executive compensation program, along with gathering information for, and attending meetings of, the compensation committee.
Our CEO makes recommendations to the compensation committee regarding compensation for the executive officers (other than himself), including base salary amounts and equity compensation grants. Our CEO and CFO also provide input in discussions regarding the development of annual Company performance goals for which annual cash incentive payouts under our STIP and PSU awards under LTIP could be earned.
Role of the Compensation Consultant
The compensation committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the committee regarding various executive compensation matters and to serve as its independent compensation consulting firm. In connection with this appointment, in 2022 the compensation committee reviewed Meridian’s independence, including considering the factors specified in the Nasdaq listing standards and receiving confirmation by Meridian of its independent status. The compensation committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the compensation committee. Meridian assists the compensation committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation program, including an annual risk assessment of the program, and makes recommendations consistent with the Company’s pay philosophy, market trends, legal and regulatory considerations and the Company’s overall business needs. In addition to providing advice regarding executive compensation best practices, Meridian also provides market data as a background for recommendations regarding CEO and other executive base salary and annual and long-term incentives.
Use of Comparative Market Data
We aim to compensate our executive officers competitively. To gain a general understanding of current market compensation practices, our compensation committee reviewed the findings as presented in a market study conducted by Meridian in December 2021. The external market data reviewed included proxy data from the peer group companies described below and survey data. The compensation committee reviewed the peer group in August 2021 and determined that no changes were necessary from 2021 to 2022 outside of the previously disclosed removal of At Home Group, Inc., who was acquired by Hellman & Friedman in 2021. The peer group reflects a mix of companies in various industries that together represent the retail and health care aspects of our business and scope of operations (as measured by annual revenue, market capitalization and number of employees). At the time of the review the Company was near the 38th percentile of the peer group in revenue and the 37th percentile in market capitalization. The 2022 compensation peer group consisted of the following 14 companies:
Align Technology, Inc. Caleres, Inc. Columbia Sportswear Co. Dentsply Sirona Inc. Five Below, Inc. Floor & Decor Holdings, Inc. ICU Medical, Inc.
Merit Medical Systems, Inc.
Ollie’s Bargain Outlet Holdings, Inc.
Oxford Industries, Inc.
Surgery Partners Inc.
The Container Store Group, Inc.
The Cooper Companies, Inc.
West Pharmaceutical Services, Inc.

As more fully described below under “—Compensation Elements,” the data from the peer group above was reviewed by the compensation committee in connection with compensation decisions for 2022. The compensation committee did not target a specific percentile with respect to the peer group in determining our NEOs’ total compensation, nor did it establish a prescribed mix of pay for our executives.
In September 2022, the compensation committee reviewed the peer group and removed The Container Store and added Acadia Healthcare Company and Cano Health to the peer group for fiscal year 2023.
Compensation Elements
Program Design. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation (STIP); and (3) long-term incentive awards (LTIP). Each component is designed to be consistent with the Company’s compensation philosophy.
Each element of the compensation program complements the others and, together, these elements are intended to achieve the compensation committee’s principal compensation objectives. When decisions about compensation for
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an executive officer are made, the impact on the total value of all these elements of compensation for the individual is considered. For executives, the compensation committee reviews competitive market data and establishes target total direct compensation opportunities (i.e., salary, target annual cash incentive and target annual long-term incentive) based on the following factors: corporate performance, competitive market data and the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities.
Base Salary
We believe it is important to provide a competitive level of fixed pay to attract and retain talented and experienced executives capable of driving the Company’s business strategy. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, time in position, any change in the executive’s position or responsibilities (including complexity and scope), and the relation of his or her position to those of other executives within the Company and in similar positions at peer companies. Base salaries are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review. Base salary increases were approved for 2022 as outlined below.
Named Executive Officer	2021 Base Salary	Percentage Increase	2022 Base Salary(1)
L. Reade Fahs	$983,650	1.7%	$1,000,000
Patrick R. Moore(2)	$515,000	16.5%	$600,000
Jared Brandman	$385,000	3.9%	$400,000
Bill Clark	$360,500	8.2%	$390,000
Joseph VanDette	N/A	N/A	$350,000
Roger Francis	$450,000	5.0%	$472,500

(1)
In February 2022, the compensation committee approved adjustments to the base salaries of Messrs. Fahs, Moore, Brandman, Clark and Francis, which were effective in July 2022. As reflected in the table above, the compensation committee approved a salary of $350,000 for Mr. VanDette when he joined the Company in April 2022.

(2)
In February 2022, the compensation committee approved a 3% adjustment to the base salary of Mr. Moore ($530,500 annually), which was effective in July 2022. In August 2022, Mr. Moore was promoted from Chief Financial Officer to Chief Operating and Financial Officer and given a 13.1% base salary increase to $600,000 annually.

Annual Cash Incentive Program—Short Term Incentive Plan (STIP)
In fiscal year 2022, our executives participated in the STIP, which is our annual cash incentive program. The primary purpose of the STIP is to focus management on key measures that drive financial performance and to provide competitive bonus opportunities tied to the achievement of our annual financial and strategic growth objectives. We believe that tying NEO bonuses to Company performance goals encourages collaboration across the executive leadership team.
The compensation committee approved the STIP design, targets and STIP Adjusted Operating Income goal (as defined in Appendix A) in February 2022 as part of the annual compensation setting process. Each NEO’s target annual bonus under the STIP is expressed as a percentage of base salary with the payouts ranging from 50% to 200% for 2022. Actual STIP award payouts were calculated by multiplying each NEO’s target bonus percentage by the payout percentage. For 2022, the STIP included threshold, target, and maximum levels of performance and corresponding payouts. Awards could be earned at more or less than target based on the pre-established scale set forth in the following table below. For performance percentages between the specified threshold, target, and maximum levels, payouts are interpolated on a straight-line basis.
	STIP Adjusted Operating Income(1) ($million)	Payout (% of Target)
Maximum	$196.2	200%
Target	$176.7	100%
Threshold	$159.1	50%
ACTUAL STIP AOI	$101.3	0%

(1)
See Appendix A to this proxy statement for an explanation of STIP Adjusted Operating Income and a reconciliation to the most directly comparable GAAP measure.

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EXECUTIVE COMPENSATION
For fiscal 2022, the Company’s STIP Adjusted Operating Income achieved was $101.3 million, which was below the threshold level of performance and resulted in a formulaic payout percentage of 0%. Therefore, the NEOs did not earn STIP awards for fiscal 2022.
Named Executive Officer	2022 Base Salary as of July 3, 2022	Target STIP (as a percentage of Base Salary)	Achievement Factor (as a percentage of Base Salary)	Final STIP Payout Amount
L. Reade Fahs	$1,000,000	100%	0%	$0
Patrick R. Moore	$600,000	75%	0%	$0
Jared Brandman	$400,000	60%	0%	$0
Bill Clark	$390,000	60%	0%	$0
Joseph VanDette	$350,000	60%	0%	$0
Roger Francis	$472,500	60%	0%	$0
Long-Term Incentive Program
Long-term incentive awards are granted under our 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”). We believe granting equity-based long-term incentive awards strengthens the commitment of our executives to the Company’s long-term success and aligns their interests with those of our stockholders.
LTIP Awards
In February 2022, following its evaluation, with the assistance of Meridian, of the equity-based incentives for our executive officers, the compensation committee adopted a new long-term incentive program (LTIP) under the 2017 Omnibus Plan. As part of our annual compensation cycle, all of our NEOs, other than new hire or additional awards as noted below, were granted the following awards: (1) time-vesting restricted stock units (“RSUs”) (representing 50% of the total target value of fiscal 2022 LTIP awards for each NEO), and (2) performance-vesting restricted stock units (“PSUs”) (representing the remaining 50% of the total target value of fiscal 2022 LTIP awards for each NEO). Mr. VanDette was awarded RSUs on his date of hire in April 2022. In addition, Mr. Moore was granted additional RSUs in October 2022 in connection with his promotion.
For fiscal year 2022, the compensation committee issued PSU awards with two performance growth measures, Adjusted Operating Income and ROIC, which are weighted 75% and 25%, respectively, for the three-year performance period (2022-2024).
The following table reflects the target grant value and division of PSUs and RSUs granted to each NEO in 2022.
Named Executive Officer	Target Grant Value ($)	Performance-Vesting Restricted Stock Units (PSUs) (#)	Time-Vesting Restricted Stock Units (RSUs) (#)
L. Reade Fahs	$3,250,000	42,651	42,651
Patrick R. Moore(1)	$1,000,000	9,187	17,853
Jared Brandman	$475,000	6,234	6,234
Bill Clark	$475,000	6,234	6,234
Joseph VanDette(2)	$575,000	5,491	7,803
Roger Francis(3)	$700,000	9,187	9,187

(1)
The table reflects the annual grant awarded to Mr. Moore in March 2022 of $350,000 in RSUs and $350,000 in PSUs as well as a $300,000 special equity award of RSUs in October 2022 granted as part of his promotion from Chief Financial Officer to the role of Chief Operating and Financial Officer.

(2)
The stock grant awarded to Mr. VanDette was awarded on his date of hire in April 2022 and included the $475,000 annual grant value distributed as $237,500 in RSUs and $237,500 in PSUs and an additional $100,000 in RSUs as a sign on grant.

(3)
The stock grant awarded to Mr. Francis was subsequently forfeited in full upon his resignation and departure from the Company in August 2022.

RSU Awards. The RSUs granted in fiscal 2022 to Messrs. Fahs, Moore, Brandman, Clark and Francis in March 2022 will vest in three equal annual installments, with one-third of the total number of shares underlying the RSUs vesting
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EXECUTIVE COMPENSATION
on each of the first, second, and third anniversaries of March 2, 2022, subject to the executive’s continued employment through the applicable vesting period.
The RSUs granted in April 2022 to Mr. VanDette under his annual grant and valued at $237,500 in RSUs will vest in three equal annual installments, with one-third of the total number of shares underlying the RSUs vesting on each of the first, second, and third anniversaries of April 11, 2022, subject to the executive’s continued employment through the applicable vesting period. The RSUs granted in April 2022 to Mr. VanDette as a sign on grant and valued at $100,000 will vest in two equal annual installments, with one-half of the total number of shares underlying the RSUs vesting on each of the first and second anniversaries of April 11, 2022, subject to the executive’s continued employment through the applicable vesting period.
The RSUs granted in October 2022 to Mr. Moore will vest in three equal annual installments, with one-third of the total number of shares underlying the RSUs vesting on each of the first, second, and third anniversaries of October 5, 2022, subject to the executive’s continued employment through the applicable vesting period.
PSU Awards. PSU awards are earned over a three-year performance period and, for the 2022 PSU awards, are conditioned on the Company’s achievement of certain Adjusted Operating Income and Adjusted ROIC growth targets, as set forth in the PSU award agreement. 75% of the target PSUs shall be subject to performance goals relating to Adjusted Operating Income (the “AOI PSUs”), and 25% of the target PSUs shall be subject to performance goals relating to Adjusted ROIC (the “ROIC PSUs”). Each of these performance metrics will be measured independently. Vesting is based on an achievement factor which, in each case, ranges from 50% payout for threshold performance, 100% for target performance, and 200% for maximum performance. To the extent that performance falls between the applicable threshold, target or maximum levels, payouts will be determined using linear interpolation.
The PSU awards granted in fiscal 2022 will be settled after the end of the respective three-year performance period, which began on the first day of our 2022 fiscal year and ends on the last day of our 2024 fiscal year. For each metric, the compensation committee believes that the goals set are appropriately challenging, yet reasonably attainable. The actual goals are not being disclosed before the end of the performance period because we believe such disclosure would be competitively harmful.
2020 PSU Awards. PSUs granted in 2020 (based on the three-year 2020-2022 performance period), vested and were payable in March 2023. The compensation committee certified the level of achievement of the performance criteria for the 2020 PSUs based on the Company’s achievement of certain annual Adjusted EBITDA growth targets (set at the beginning of the three-year performance period) over the performance period, as set forth in the PSU agreement.
Based on the Company’s actual Adjusted EBITDA growth rate during the three-year performance period ending December 31, 2022, the vesting percentage of the PSU awards granted in fiscal year 2020 to our NEOs, and which vested on March 2, 2023, was approximately 108% of the target shares underlying those awards.
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EXECUTIVE COMPENSATION
Vesting of PSU Awards (2020 LTIP)
Named Executive Officer	Number of Target Shares	Vesting Percentage	Number of Shares delivered upon Vesting
L. Reade Fahs	32,310	108.16%	34,947
Patrick R. Moore	14,360	108.16%	15,532
Jared Brandman	3,590	108.16%	3,883
Bill Clark	4,596	108.16%	4,972
Joseph VanDette(1)	—	—	—
Roger Francis(1)	—	—	—

(1)
Mr. Francis and Mr. VanDette joined the Company in 2021 and 2022 respectively, and did not receive a 2020 PSU award.

2023 Compensation. For fiscal 2023, the compensation committee approved a compensation plan design in line with the 2022 structure of base salary, STIP and LTIP, including the same LTIP vehicle mix of 50% PSUs and 50% time-based RSUs. CEO compensation for 2023 includes a base salary with no increase from 2022, a target STIP percentage payout with no increase from 2022 and a target LTIP award that was increased from its 2022 level to align with market standards as determined by the compensation committee for a tenured CEO.
Perquisites and Other Benefits
The benefits and perquisites provided to our NEOs are not a material part of executive compensation and are largely limited to those offered to our employees generally, or that we have otherwise determined are necessary or appropriate to attract and retain talented executives. Our NEOs are eligible for specified benefits, such as group health, dental, disability and life insurance. These benefits are intended to provide competitive and adequate protection in case of sickness, and the NEOs participate in these plans on the same basis as all other employees.
We provide specified perquisites to our NEOs when appropriate, including relocation as required. We also provide our executives, including our NEOs, with additional basic life insurance coverage and supplemental long-term disability and accidental death insurance. In addition, we provide our CEO with tax accounting services and a Young Presidents’ Organization (“YPO”) membership. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes below.
401(k) Savings Plan. Our eligible U.S. employees, including our NEOs, participate in the National Vision, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”). Eligible employees may enroll in the 401(k) Plan during the first month following three months of service with the Company. Under the 401(k) Plan, we match 50% of the first 3% of a participant’s contributions. The Company’s matching contributions vest pro rata over each of the following four years of employment with the Company.
Associate Stock Purchase Plan. We have maintained an Associate Stock Purchase Plan (the “ASPP”) since 2018. The ASPP provides all our eligible U.S. employees, including our NEOs, the opportunity to purchase up to $25,000 in our common stock annually at a 10% discount to the market price of our stock.
Severance Benefits
The Company provides severance benefits to our executives under the National Vision Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”) in order to offer competitive total compensation packages and to be competitive in the Company’s executive attraction and retention efforts. The Executive Severance Plan provides for severance payments and benefits to eligible executives, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan), in each case, subject to (i) the executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) the executive’s continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company. See “Potential Payments upon Termination or Change in Control,” which describes the payments to which each of the NEOs may be entitled under the Executive Severance Plan.
Restrictive Covenants
Our NEOs are subject to specified restrictive covenants, including confidentiality and non-disparagement covenants and covenants related to non-competition and non-solicitation of our employees, consultants and independent contractors
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EXECUTIVE COMPENSATION
at all times during the NEO’s employment, and for specific periods following the termination of employment for any reason. The post-employment restricted time periods are as follows: Mr. Fahs for twenty-four months after termination; Messrs. Moore and Brandman for eighteen months after termination; and Messrs. Clark and VanDette for twelve months after termination.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors. These Guidelines align the interests of our management and directors with those of our stockholders. Such executive officers will be required to hold a specific level of equity ownership, as a multiple of annual base salary or annual cash retainer, as applicable, as follows:
•
Chief Executive Officer: 6x annual base salary.

•
Other Executive Officers: 3x annual base salary.

There is no required time period within which an executive officer must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, executive officers must retain 50% of vested shares net of stock option exercise and tax withholding.
Shares that counted toward these ownership guidelines included shares owned outright, shares held in the Company’s 401(k) Plan or other retirement plan and shares of time-based restricted stock and restricted stock units (whether vested or unvested). In February 2022, the compensation committee amended the Guidelines to clarify that vested stock options issued prior to the Company’s IPO do not count towards the ownership guidelines. As of January 1, 2023, Messrs. Fahs, Moore and Brandman have met or exceeded their current ownership requirements and the remaining executive officers are subject to the restrictions in the guidelines until their ownership requirements are met. The retention requirement for shares applies to all prior and future grants.
Hedging and Pledging Policies
Our NEOs are subject to our hedging and pledging policies as outlined in the Company’s Securities Trading Policy described on page 21.
Clawback Policy
Our 2017 Omnibus Plan contains a clawback provision applicable to all outstanding awards. The compensation committee may determine if any award should be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any applicable policy adopted by the Board of Directors or the committee or to comply with law, including any determination that a participant has received an excess amount under an award due to a financial restatement or any other reason. In connection with the SEC’s recent rulemaking related to clawback policies, we expect to review, adopt and implement a formal clawback policy compliant with the SEC rule.
Compensation Risk Assessment
The compensation committee, with the assistance of Meridian, reviewed our incentive programs to assess whether the programs encourage inappropriate risk-taking. Based on its review, the compensation committee concluded that risks arising from the company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the company.
Tax and Accounting Considerations
We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the intent of our programs.
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EXECUTIVE COMPENSATION
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission.
Compensation Committee
Thomas V. Taylor, Jr., Chair
Heather Cianfrocco
D. Randolph Peeler
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EXECUTIVE COMPENSATION
Compensation Tables
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for services rendered in all capacities for the fiscal years ended December 31, 2022, January 1, 2022 and January 2, 2021.
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
L. Reade Fahs Chief Executive Officer	2022	991,196	—	3,250,006	—	—	—	32,100	4,273,302
	2021	975,386	—	2,062,508	687,505	1,967,300	—	35,791	5,728,490
	2020	743,827	83,849	1,687,551	562,508	871,151	—	27,442	3,976,328
Patrick R. Moore Senior Vice President, Chief Operating and Financial Officer	2022	623,885	—	1,000,067	—	—	—	6,219	1,630,171
	2021	510,673	—	525,044	175,020	669,500	—	11,437	1,891,674
	2020	447,115	28,550	750,023	250,007	296,450	—	7,287	1,779,432
Jared Brandman Senior Vice President, General Counsel and Secretary	2022	391,923	—	475,030	—	—	—	10,291	877,244
	2021	374,904	—	262,545	87,522	385,000	—	11,724	1,121,695
	2020	328,462	15,365	187,506	62,509	159,635	—	6,809	760,286
Bill Clark Senior Vice President, Chief People Officer	2022	374,115	—	475,030	—	—	—	8,256	857,401
	2021	357,471	—	262,545	87,522	360,500	—	8,522	1,076,560
	2020	315,385	15,365	187,506	62,509	159,635	—	7,375	817,813
Joseph VanDette(1) Senior Vice President, Chief Marketing Officer	2022	240,962	—	575,099	—	—	—	201,119	1,017,180
Roger Francis(1) Former Senior Vice President, Chief Stores Officer	2022	290,596	35,765	700,050	—	—	—	9,519	1,035,930
	2021	285,577	145,307	525,060	175,013	450,000	—	190,981	1,771,938

(1)
Mr. VanDette joined the Company in April 2022 and Mr. Francis joined the Company in May 2021.

(2)
The Salary column reflects salaries paid in the years indicated to each of the NEOs.

(3)
The Bonus column reflects the discretionary bonus amount approved by the compensation committee in connection with its approval of the 2020 STIP Award that brought the total annual bonus amount for each NEO with the Company at that time to be paid out at the 2020 Target STIP amount for executive officers. The 2021 and 2022 amounts for Mr. Francis represent his cash sign-on bonuses.

(4)
The values in the Stock Awards column represent the aggregate grant date fair value for the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. These awards include PSUs and RSUs. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 5 “Stock Incentive Plans” in our 2022 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on Company performance and the change in our stock price over time. For the 2022 PSU awards granted to our NEOs, the maximum shares payable and the grant date value assuming maximum performance, are as follows: for Mr. Fahs—85,302 shares valued at $3,250,006; for Messrs. Moore and Francis each—18,374 shares valued at $700,049; for Messrs. Brandman and Clark each—12,468 shares valued at $475,031; and for Mr. VanDette—10,982 shares valued at $475,082. Mr. VanDette’s stock awards include the annual 2022 PSU award grant valued at $475,082 noted earlier in this footnote and the RSU sign-on grant valued at a grant date value of $100,017.

(5)
The values in the Option Awards column represent the aggregate grant date fair value for the option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 “Stock Incentive Plans” in our 2022 Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on the change in our stock price over time.

(6)
The Non-Equity Incentive Plan Compensation column reflects the cash incentive awards paid under the STIP for the applicable year. The Company pays these amounts, if any, in the month of March following the year in which they are earned. No cash incentive awards were paid under the 2022 STIP because Company performance was below target. Additional explanation of the non-equity incentive plan compensation for each NEO appears in “Annual Cash Incentive Program” in the Compensation Discussion and Analysis section above and below in the footnotes to the 2022 Grants of Plan-Based Awards table.

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EXECUTIVE COMPENSATION
(7)
All Other Compensation for 2022 included:

NEO	Employer 401(k) Matching Contributions ($)(a)	Life Insurance Premiums ($)(b)	Disability and AD&D Insurance Premiums ($)(c)	Other ($)(d)	Total ($)
L. Reade Fahs	13,500	480	3,316	14,804	32,100
Patrick R. Moore	4,410	480	920	409	6,219
Jared Brandman	6,686	480	2,716	409	10,291
Bill Clark	6,447	480	920	409	8,256
Joseph VanDette	—	240	1,046	199,833	201,119
Roger Francis	7,221	320	1,712	266	9,519

(a)
Our 401(k) Plan provides for a 50% matching contribution on the first 3% of participants’ pre-tax contributions up to IRS limits.

(b)
Each of our NEOs is entitled to basic life insurance coverage of up to the lesser of two times base salary or $500,000.

(c)
Each of our NEOs is entitled to supplemental long-term disability and accidental death insurance coverage. The total benefit maximum of both the basic and supplemental disability insurance coverage is $10,000 per month, and the maximum accidental death benefit is up to the lesser of two times base salary or $500,000.

(d)
This column reflects $4,395 for YPO membership, $10,000 for reasonable cost of tax accounting services, and amounts below $500 for associate eyewear coupon, annual holiday gift, and a financial wellness program for Mr. Fahs; amounts below $500 for associate eyewear coupon, annual holiday gift, and a financial wellness program for each of Messrs. Moore, Brandman, and Clark; $199,424 for relocation and amounts below $500 for associate eyewear coupon, annual holiday gift, and a financial wellness program for Mr. VanDette; and amounts below $500 for associate eyewear coupon and a financial wellness program for Mr. Francis.

42      2023 Proxy Statement

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The following table sets forth information concerning NEO grants of plan-based awards during the fiscal year ended December 31, 2022.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Reade Fahs		500,000	1,000,000	2,000,000
	3/2/2022				21,326	42,651	85,302		1,625,003
	3/2/2022							42,651	1,625,003
Patrick R. Moore		225,000	450,000	900,000
	3/2/2022				4,594	9,187	18,374		350,025
	3/2/2022							9,187	350,025
	10/5/2022							8,666	300,017
Jared Brandman		120,000	240,000	480,000
	3/2/2022				3,117	6,234	12,468		237,515
	3/2/2022							6,234	237,515
Bill Clark		117,000	234,000	468,000
	3/2/2022				3,117	6,234	12,468		237,515
	3/2/2022							6,234	237,515
Joseph VanDette		105,000	210,000	420,000
	4/11/2022				2,746	5,491	10,982		237,541
	4/11/2022							5,491	237,541
	4/11/2022							2,312	100,017
Roger Francis		118,125	236,250	472,500
	3/2/2022				4,594	9,187	18,374		350,025
	3/2/2022							9,187	350,025

(1)
Reflects the possible payouts of cash incentive compensation under the STIP. See “Annual Cash Incentive Program” in the Compensation Discussion and Analysis section above for a description of the STIP. Potential payouts under the STIP were based on performance in 2022 and resulted in a payout percentage of 0% of the target bonus. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
All grants of equity incentive awards were made under the 2017 Omnibus Plan. Reflects the number of PSUs granted in 2022 to the NEOs under the LTIP. The target number of shares in the table for the PSUs reflects the number of shares that will be awarded if, for the PSUs granted in 2022, the three-year total performance conditions are met at the target level. Actual shares, if any, will be awarded in March 2025 and may range from 50% to 200% of the target. See “2022 PSU Awards” in the Compensation Discussion and Analysis section above for additional information on the PSUs. For PSU awards granted in 2022 for the following NEOs, the grant date value of the PSUs assuming minimum, or target, or maximum performance are: for Mr. Fahs is $812,502 or, $1,625,003, or $3,250,006; for Messrs. Moore and Francis are $175,031, or $350,025, or $700,049; for Messrs. Brandman and Clark are $118,758, or $237,515, or $475,031; and for Mr. VanDette is $118,792, or $237,541, or $475,081.

(3)
Reflects the number of time-based RSUs granted to NEOs under the LTIP. The RSUs generally vest over a three-year period, with one-third of the total number of shares underlying the RSUs vesting on each of the first, second and third anniversaries of the 2022 grant date, subject to the executive’s continued employment through the applicable vesting date. The sign on grant of RSUs for Mr. VanDette will vest over a 2-year period on the first and second anniversaries of the 2022 grant date, subject to his continued employment through the applicable vesting date.

(4)
Reflects the grant date fair value of awards of PSUs and RSUs granted to each of the NEOs in 2022 under FASB ASC Topic 718. The grant date fair values are calculated using the Nasdaq closing price of our common stock on the date of grant for PSUs and RSUs. The grant date fair value of the PSUs, which have performance conditions, are computed based on the probable outcome of the performance condition as of the grant date for the award.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022. Mr. Francis forfeited all of his equity awards upon his voluntary departure from the Company in August 2022 and held no outstanding awards as of December 31, 2022.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
L. Reade Fahs(6)	3/1/2019	54,114			35.19	3/1/2029
	2/28/2020	27,392	13,697		34.82	2/28/2030
	2/28/2020								32,310	1,252,336
	2/28/2020						5,385	208,723
	3/5/2021	9,895	19,790		45.66	3/5/2031
	3/5/2021								30,114	1,167,219
	3/5/2021						10,038	389,073
	3/2/2022								42,651	1,653,153
	3/2/2022						42,651	1,653,153
Patrick R. Moore(6)	9/16/2014	21,360			7.25	9/16/2024
	10/25/2017	92,443			22.00	10/25/2027
	3/1/2019	21,098			35.19	3/1/2029
	11/18/2019						2,745	106,396
	2/28/2020	12,174	6,088		34.82	2/28/2030
	2/28/2020								14,360	556,594
	2/28/2020						2,394	92,791
	3/5/2021	2,519	5,038		45.66	3/5/2031
	3/5/2021								7,666	297,134
	3/5/2021						2,556	99,071
	3/2/2022								9,187	356,088
	3/2/2022						9,187	356,088
	10/5/2022						8,666	335,894
Jared Brandman(6)	8/14/2017	40,686			15.74	8/14/2027
	3/1/2019	8,791			35.19	3/1/2029
	11/18/2019						2,745	106,396
	2/28/2020	3,044	1,522		34.82	2/28/2030
	2/28/2020								3,590	139,148
	2/28/2020						599	23,217
	3/5/2021	1,259	2,520		45.66	3/5/2031
	3/5/2021								3,833	148,567
	3/5/2021						1,278	49,535
	3/2/2022								6,234	241,630
	3/2/2022						6,234	241,630
Bill Clark	6/11/2019	23,630			28.48	6/11/2029
	11/18/2019						2,745	106,396
	2/28/2020	3,896	1,948		34.82	2/28/2030
	2/28/2020								4,596	178,141
	2/28/2020						766	29,690
	3/5/2021	1,259	2,520		45.66	3/5/2031
	3/5/2021								3,833	148,567
	3/5/2021						1,278	49,535
	3/2/2022								6,234	241,630
	3/2/2022						6,234	241,630
Joseph VanDette	4/11/2022								5,491	212,831
	4/11/2022						2,312	89,613
	4/11/2022						5,491	212,831
44      2023 Proxy Statement

EXECUTIVE COMPENSATION
(1)
The numbers in this column represent unvested outstanding time-based options. The time-based options granted to NEOs in 2019 and 2020 and 2021 vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(2)
The expiration date shown is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with a NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of the Company.

(3)
The numbers in this column represent unvested outstanding time-based RSUs. The RSUs granted in 2019 vest in three installments over four years, one-half on the second anniversary of the grant date and one-quarter on each of the third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date. The RSUs granted in 2020, 2021 and 2022 vest in three annual installments on the anniversary date of the grant, other than the 2,312 RSUs granted to Mr. VanDette in April 2022, which vest in two annual installments on the anniversary of the grant date, subject to continued employment through the applicable vesting date.

(4)
The market value is based on the Nasdaq closing price of $38.76 on December 30, 2022, the last trading day in fiscal 2022.

(5)
The numbers in this column represent unvested outstanding PSUs. The PSUs granted in 2021 and 2022 are earned over a three-year performance period and will vest on the third anniversary of the grant date based on the Company’s achievement of certain Adjusted Operating Income and ROIC growth targets, as set forth in the 2021 and 2022 PSU award agreements, respectively. 75% of the Target PSUs shall be subject to performance goals relating to Adjusted Operating Income (the “AOI PSUs”), and 25% of the Target PSUs shall be subject to performance goal relating to ROIC (the “ROIC PSUs”). For all PSUs, the actual value of the PSUs that become vested based on the applicable performance measure(s) is based on an achievement factor which, in each case, ranges from a 50% payout for threshold performance, to 100% for target performance, to 200% for maximum performance. To the extent that performance falls between the applicable threshold, target or maximum levels, payouts will be determined using linear interpolation.

(6)
Messrs. Fahs, Moore and Brandman are party to a Management Stockholder’s Agreement with the Company. The Management Stockholder’s Agreement, along with an applicable option agreement, generally govern each such NEO’s rights with respect to shares of common stock of the Company held by such NEO prior to our IPO, including such NEO’s stock option awards and contain certain rights and obligations of the parties thereto. The pre-IPO options are subject to certain put and call rights pursuant to the Management Stockholder’s Agreement.

2022 Option Exercises and Stock Vested
The following table provides information regarding options exercised by and stock vested for the NEOs during the fiscal year ended December 31, 2022.
Name	Option Awards		Restricted Stock Units and Performance Stock Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
L. Reade Fahs	25,000	53,125	59,916	2,205,070
Patrick R. Moore	—	—	19,619	730,626
Jared Brandman	—	—	9,484	358,007
Bill Clark	—	—	17,746	660,732
Joseph VanDette	—	—	—	—
Roger Francis	—	—	2,239	84,433

(1)
Represents the difference between the fair market value of the shares acquired on the exercise date and the exercise price of the options, multiplied by the number of options exercised.

(2)
Represents the fair market value of the RSUs on the vesting date.

2022 Pension Benefits
We have no defined benefit pension plans for our executive officers.
2022 Non-Qualified Deferred Compensation
We have no non-qualified defined contribution or other non-qualified deferred compensation plans for our executive officers.
2023 Proxy Statement       45

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control
The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. All such payments and benefits will be paid or provided by us or National Vision, Inc. Mr. Francis participated in the Executive Severance Plan, but he voluntarily resigned from the Company effective August 31, 2022 and did not receive any severance payments or benefits in connection with his resignation.
Executive Severance Plan
The Executive Severance Plan provides for severance payments and benefits to eligible employees, including our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan, and each of which we refer to as a Qualifying Termination). In the event of a Qualifying Termination of employment, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
➢
A lump-sum pro-rata bonus for the year of termination of employment, based on actual performance;

➢
An amount equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance, which we refer to collectively as the cash severance amount, times the multiplier applicable to such executive, which is 2.0 for Mr. Fahs, 1.5 for Messrs. Moore and Brandman, and 1.0 for Messrs. Clark and VanDette, payable over a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore and Brandman, and 12 months for Messrs. Clark and VanDette;

➢
Continued health insurance coverage at substantially the same level as provided immediately prior to the termination of employment, at the same cost as generally provided to our similarly situated active employees, which we refer to as the welfare benefit, for a period of 24 months for Mr. Fahs, 18 months for Messrs. Moore and Brandman, and 12 months for Messrs. Clark and VanDette.

Upon a Qualifying Termination that occurs within the two-year period following a change in control (as defined in the Executive Severance Plan), the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•
A lump-sum pro-rata bonus for the year of termination of employment, based on target performance;

•
The cash severance amount, times the multiplier applicable to such executive, which is 2.5 for Mr. Fahs, 2.0 for Messrs. Moore and Brandman, and 1.5 for Messrs. Clark and VanDette, payable in a lump sum within 60 days following the covered termination;

•
The welfare benefit for a period of 30 months for Mr. Fahs, 24 months for Messrs. Moore and Brandman, and 18 months for Messrs. Clark and VanDette; and

•
Payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

Any outstanding awards granted to NEOs under the Company’s equity plans will vest in accordance with the terms of the respective Equity Plan and the applicable award agreement, as detailed further below.
Payments and benefits under the Executive Severance Plan are subject to (i) the executive’s execution and non- revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.
2020 and 2021 Options
Effect of Change in Control on Vesting. If a successor does not assume, convert, or replace the award in connection with the change in control (as defined in the 2017 Omnibus Plan), or upon a Qualifying Termination within the two-year period following a change in control, unvested time-based options would become immediately vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, unvested time-based options will become vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of one year from the termination date or the expiration of the option period, as defined in the grant agreement.
46      2023 Proxy Statement

EXECUTIVE COMPENSATION
Effect of Qualifying Termination or Retirement on Vesting. Upon a termination of a NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Plan), or upon a NEO’s retirement (as defined in the option agreement), a pro rata portion of the options that would have vested on the next vesting date following the termination date would become immediately vested and exercisable. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death, disability, retirement or a Qualifying Termination on vesting of time-based options, unvested options will not become vested and exercisable following termination of employment with us for any reason and any option that is unvested as of the date of termination of employment will immediately expire. Vested and exercisable options will remain exercisable until the earlier of 90 days from the termination date or the expiration of the option period, as defined in the grant agreement.
Performance Stock Units
Effect of Change in Control on Vesting. Upon a change in control (as defined in the 2017 Omnibus Plan), unvested PSUs will be converted into time-based restricted stock equal to the greater of the target number of PSUs or the number of PSUs that would have been earned based on the actual performance as of the date of the change in control. If a successor does not assume, convert, or replace the award in connection with the change in control, or upon a Qualifying Termination within the two-year period following a change in control, the converted award would become fully vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, the outstanding and unvested PSUs would become vested assuming a payout at 100% of the target award.
Effect of Qualifying Termination on Vesting. Upon a Qualifying Termination of a NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Omnibus Plan), subject to compliance with applicable restrictive covenants during the performance period, a pro rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance on the last day of the performance period.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability or a Qualifying Termination on vesting of PSUs, unvested PSUs will not become vested following termination of employment with us for any reason, including retirement, and any PSU that is unvested as of the date of termination of employment will immediately be forfeited.
Restricted Stock Units
Effect of Change in Control on Vesting. If a successor does not assume, convert, or replace the award in connection with the change in control (as defined in the 2017 Omnibus Plan), or upon a Qualifying Termination within the two-year period following a change in control (as defined in the 2017 Omnibus Plan), unvested time-based RSUs would become vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, unvested time-based RSUs would become vested.
Effect of Qualifying Termination or Retirement on Vesting. Upon a Qualifying Termination of a NEO’s employment with the Company without cause or by the executive for good reason (as defined in the 2017 Omnibus Plan), or upon a NEO’s retirement (as defined in the option agreement), a pro rata portion of the RSUs that would have vested on the next vesting date following the termination date would become vested.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death, disability, retirement or a Qualifying Termination on vesting of time-based RSUs, unvested RSUs will not become vested following termination of employment with us for any reason and any RSU that is unvested as of the date of termination of employment will immediately be forfeited.
Quantification of Payments upon Termination or Change in Control
The following table lists the payments and benefits that would have been triggered for each of our NEOs under the circumstances described below assuming that the applicable triggering event occurred on December 31, 2022. Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2022, the last day of fiscal 2022, and using the closing market price of our common stock on
2023 Proxy Statement       47

EXECUTIVE COMPENSATION
December 30, 2022, the last trading day in fiscal 2022 ($38.76 per share). For purposes of this section, we have assumed that (1) we do not exercise any discretion to accelerate the vesting of outstanding options in connection with a change in control, and (2) the value of any stock options that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options as of December 31, 2022). Mr. Francis voluntarily resigned from the Company effective August 31, 2022 and did not receive any severance payments or benefits in connection with his resignation.
NEO	Severance Benefit ($)	Continuation of Health Benefits ($)	Stock Options ($)	Performance Stock Units ($)	Restricted Stock Units ($)
L. Reade Fahs
Qualifying Termination of Employment	4,000,000	2,351	108,162	—	791,753
Qualifying Termination following Change in Control	5,020,000	2,939	179,123	2,351,165	2,250,948
Termination Upon Death or Disability	—	—	179,123	4,072,707	2,250,948
Retirement	—	—	108,162	—	791,753
Patrick R. Moore
Qualifying Termination of Employment	1,575,000	—	20,044	—	255,402
Qualifying Termination following Change in Control	2,120,000	—	23,987	805,589	990,240
Termination Upon Death or Disability	—	—	23,987	1,209,816	990,240
Retirement	—	—	—	—	—
Jared Brandman
Qualifying Termination of Employment	960,000	37,760	5,011	—	118,862
Qualifying Termination following Change in Control	1,300,000	50,346	5,997	288,739	420,779
Termination Upon Death or Disability	—	—	5,997	529,345	420,779
Retirement	—	—	—	—	—
Bill Clark
Qualifying Termination of Employment	624,000	24,831	6,413	—	124,271
Qualifying Termination following Change in Control	956,000	37,247	7,675	325,630	427,251
Termination Upon Death or Disability	—	—	7,675	568,338	427,251
Retirement	—	—	—	—	—
Joseph VanDette
Qualifying Termination of Employment	560,000	25,173	—	—	83,394
Qualifying Termination following Change in Control	860,000	37,760	—	51,118	302,444
Termination Upon Death or Disability	—	—	—	212,831	302,444
Retirement	—	—	—	—	—

(1)
Amounts reported for Messrs. Fahs, Moore, Brandman, Clark and VanDette represent (i) upon a Qualifying Termination of employment (A) a lump-sum pro-rata bonus for the year of termination, based on actual performance and (B) the cash severance amount, times the multiplier applicable to such executive (2.0 for Mr. Fahs; 1.5 for Messrs. Moore and Brandman; 1.0 for Messrs. Clark and VanDette), payable over 24 months (Mr. Fahs), 18 months (Messrs. Moore and Brandman) and 12 months (Messrs. Clark and VanDette) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control (A) a lump-sum pro-rata bonus for the year of termination, based on target performance, (B) the cash severance amount, times the multiplier applicable to such executive (2.5 for Mr. Fahs; 2.0 for Messrs. Moore and Brandman; 1.5 for Messrs. Clark and VanDette), in a lump sum and (C) payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

(2)
The amounts reported represent the cost of providing each applicable NEO with the welfare benefit (i) upon a Qualifying Termination of employment, for 24 months (Mr. Fahs), 18 months (Messrs. Moore and Brandman), and 12 months (Messrs. Clark and VanDette) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control, for 30 months (Mr. Fahs), 24 months (Messrs. Moore and Brandman), and 18 months (Messrs. Clark and VanDette).

(3)
The amounts reported represent accelerated vesting of unvested options upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, as a result of termination upon death or disability, and upon retirement, as applicable, and are based on the closing price of our common stock of $38.76 per share on December 30, 2022, the last trading day in fiscal 2022.

(4)
The amounts reported represent vesting of PSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, and as a result of termination upon death or disability, as applicable, and are based on the closing price of our common stock of $38.76 per share on December 30, 2022, the last trading day in fiscal 2022.

(5)
The amounts reported represent vesting of RSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, as a result of termination upon death or disability, and upon retirement as applicable, and are based on the closing price of our common stock of $38.76 per share on December 30, 2022, the last trading day in fiscal 2022. Retirement as

48      2023 Proxy Statement

EXECUTIVE COMPENSATION
used in the grant agreements means the participant’s voluntary resignation from employment, other than while grounds for Cause exist, when (1) (x) the participant’s age is at least (60) years old and (y) the participant’s number of years with the Company and its predecessors is at least (10) years or (2) the participants age is at least sixty five (65)) years old.
Compensation Committee Interlocks and Insider Participation

During fiscal 2022, none of the members of our compensation committee has at any time been one of our executive officers or employees or, other than as noted herein and in the Transactions with Related Persons section above, had any relationship requiring disclosure by the Company. During fiscal 2022, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) or as a director of any other entity whose executive officers served on our compensation committee or Board of Directors.
Equity Compensation Plan Information

All numbers in the following table are as of December 31, 2022.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,832,571	$28.11	11,253,737
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,832,571	$28.11	11,253,737

(a)
Includes 205,218 shares issuable under the 2014 Stock Incentive Plan. The weighted-average exercise price of such options within this plan is $14.43. Includes 1,627,353 shares issuable under the 2017 Omnibus Incentive Plan. Included within the 1,627,353 shares are 368,931 shares that could be issued upon the vesting of PSU awards, assuming target level of achievement, other than for the 2020 PSU awards which have been incorporated here at their actual level of achievement. The weighted-average exercise price of such options within this plan is $34.06.

(b)
The weighted-average exercise price excludes shares in of common stock that may be issued upon the settlement of restricted stock, RSUs or PSUs.

(c)
Includes 8,810,258 shares that can be issued pursuant to future awards under the 2014 Stock Incentive Plan. Also includes 1,720,475 shares that can be issued pursuant to future awards under the 2017 Omnibus Incentive Plan. Includes 723,004 shares that can be issued under our ASPP. Total does not include (i) 10,549 shares purchased during our ASPP offering period ended February 28, 2023 and (ii) 17,315 shares subject to purchase during our current ASPP offering period ending May 31, 2023, which are estimated based on the closing price of the Company’s common stock of $22.76 on March 1, 2023, the first day in the current ASPP offering period, including the 10% discount.

2023 Proxy Statement       49

EXECUTIVE COMPENSATION
CEO Pay Ratio

The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of Mr. Fahs, our CEO, to the median of the annual total compensation of the employees of the Company (other than our CEO) (the “CEO Pay Ratio”).
For fiscal 2022:
•
the median of the annual total compensation of all our employees (other than Mr. Fahs, our CEO), was $27,841; and

•
the annual total compensation of Mr. Fahs, our CEO, as reported in the Summary Compensation Table was $4,273,302.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 153:1.
To determine this pay ratio, we identified our median employee using our employee population as of November 1, 2022, which consisted of approximately 13,822 full-time and part-time employees, with 100% of these individuals located in the United States. To identify our median employee, we used salary/wages and annual incentive/bonus from our payroll records in fiscal 2022 as our consistently applied compensation measure. In making this determination, we annualized the compensation of full-time and part-time employees who were hired or separated in fiscal 2022 but did not work for us for the entire fiscal year. This methodology of identifying the median employee was the same as the methodology we used in determining our pay ratio disclosure for fiscal 2021. After identifying our median employee, we calculated the median employee’s compensation for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Exchange Act. Compensation amounts were determined from our human resources and payroll systems of record.
Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in allowing companies to adopt a wide range of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios reported by other companies.
Pay Versus Performance

The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require us to disclose the following information regarding “compensation actually paid” to our NEOs and certain financial performance measures. The dollar amounts for “compensation actually paid” are calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect the actual amount of compensation earned by or paid to our NEOs in the applicable year. For information on our compensation policies and decisions regarding our named executive officers, including how we align executive compensation with Company performance, see the Compensation Discussion and Analysis beginning on page 30.
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (000s) ($)	Adjusted Operating Income(4) (000s) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2022	4,273,302	757,223	1,083,585	619,971	117.10	110.82	42,122	87,795
2021	5,728,490	7,851,512	1,465,467	1,896,550	144.98	164.38	128,244	204,749
2020	3,976,328	6,500,375	1,026,347	2,021,763	136.83	139.14	36,277	134,148
50      2023 Proxy Statement

EXECUTIVE COMPENSATION
(1)
The table below shows who were the Principal Executive Officer (“PEO”) and Non-PEO NEOs for the indicated year:

Year	PEO	Non-PEO NEOs
2022	L. Reade Fahs	Patrick R. Moore, Jared Brandman, Bill Clark, Joseph VanDette, Roger Francis
2021	L. Reade Fahs	Patrick R. Moore, Roger Francis, Jared Brandman, Bill Clark
2020	L. Reade Fahs	Patrick R. Moore, Bill Clark, Jared Brandman, Joan Blackwood

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for stock options, the fair value calculated using the Black-Scholes-Merton option pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the volatility, dividend rates, expected term and risk free interest rates determined as of the revaluation date, (2) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, and (3) for PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date. The estimated probability of achievement of the 2019 PSUs, which were based on Adjusted EBITDA growth, was 117% at fiscal year end (FYE) 2019, 122% at FYE 2020, 155% at FYE 2021, and 155% at vesting in 2022. The estimated probability of achievement of the 2020 PSUs, which were based on Adjusted EBITDA growth, was 108% at FYE 2020, 108% at FYE 2021, and 108% at FYE 2022. The estimated probability of achievement of the 2021 PSUs which are based on growth in Adjusted Operating Income and ROIC, was 100% at FYE 2021 and 67% at FYE 2022. The estimated probability of achievement of the 2022 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 33% at FYE 2022.

(3)
As required by SEC rules, “compensation actually paid” to our PEO for the years presented in the table reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table (SCT)	4,273,302	5,728,490	3,976,328
Less, Value of Stock and Option Awards Reported in SCT	(3,250,006)	(2,750,013)	(2,250,059)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	2,204,204	2,836,856	3,316,596
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(1,351,558)	759,174	1,149,761
Plus, Fair Market Value of Awards Granted this Year that Vested this Year	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested this Year	(1,118,719)	1,277,005	307,750
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—	—
Total Adjustments	(3,516,079)	2,123,022	2,524,047
“Compensation Actually Paid” for Fiscal year	757,223	7,851,512	6,500,375

(4)
As required by SEC rules, “compensation actually paid” to our non-PEO NEOs for the years presented in the table reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table (SCT)	$1,083,585	$1,465,467	$1,026,347
Less, Value of Stock and Option Awards Reported in SCT	(645,055)	(525,068)	(455,028)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	516,423	517,200	670,713
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(127,463)	(17,991)	347,183
Plus, Fair Market Value of Awards Granted this Year that Vested this Year	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested this Year	(113,522)	456,943	432,548
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—	—
Minus, Forfeited Awards in Fiscal Year	(93,997)
Total Adjustments	(463,641)	431,084	995,416
“Compensation Actually Paid” for Fiscal year	619,971	1,896,550	2,021,763

(5)
Company and Peer Group Total Shareholder Return for each year represents what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019. The peer group used for this purpose is the Nasdaq US Benchmark Retail Index, which is the same peer group as reflected in the Performance Graph included in our 2022 10-K pursuant to Item 201(e) of Regulation S-K.

2023 Proxy Statement       51

EXECUTIVE COMPENSATION
(6)
Adjusted Operating Income is a non-GAAP measure that we define as net income, plus interest expense and income tax provision (benefit), further adjusted to exclude stock compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles and other expenses. For an explanation of our non-GAAP financial measures and a reconciliation of Adjusted Operating Income to the most directly comparable GAAP measures, see Appendix A to this proxy statement. We chose Adjusted Operating Income as our company selected measure because it was the most important financial performance measure used to link compensation actually paid to our PEO and Non-PEO NEOs to Company performance for the most recently completed fiscal year.

Financial Performance Measures
The table below lists our most important performance measures used to link “compensation actually paid” for our NEOs to Company performance, over the fiscal year ending December 31, 2022. Growth in Adjusted EBITDA was the performance metric for our 2020 PSUs for which the performance period ended in 2022, and ROIC is a key metric for our 2021 and 2022 PSUs. For more information on our STIP and actual payouts for each NEO, see “Annual Cash Incentive Program—Short Term Incentive Plan (STIP)” beginning on page 35. For more information on our 2022 PSU awards and the actual payouts for our 2020 PSUs for each NEO, see “Long-Term Incentive Program” beginning on page 36. The performance measures included in this table are not ranked by relative importance.
Most Important Financial Measures
Adjusted Operating Income Net Income Adjusted Comparable Store Sales Growth Adjusted EBITDA Adjusted Diluted EPS Share Price ROIC
Relationship Between Pay and Financial Performance
The charts below describe the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated above, and our financial and stock performance. As indicated in the charts, compensation actually paid is directionally aligned with the Company’s cumulative TSR, Net Income, and Adjusted Operating Income.
Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

Compensation Actually Paid vs TSR
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$100
$139
$137
$164
$145
$117
$111
$6.5
$2.0
$7.9
$1.9
$0.8
$0.6
12/31/2019
2020
2021
2022
CEO Pay
Other NEO pay
NVHI
Nasdaq US Benchmark Retail Index

52      2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$140
$120
$100
$80
$60
$40
$20
$-
$128
$6.5
$36
$2.0
$7.9
$1.9
$42
$0.8
$0.6
2020
2021
2022
CEO Pay ($M)
Other NEO pay ($M)
Net Income ($M)

Compensation Actually Paid and Adjusted Operating Income

Compensation Actually Paid vs Adjusted Operating Income
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$250
$200
$150
$100
$50
$-
$6.5
$2.0
$134
$7.9
$1.9
$205
$0.8
$0.6
$88
2020
2021
2022
CEO Pay ($M)
Other NEO pay ($M)
Adjusted Operating Income ($M)

2023 Proxy Statement       53

OWNERSHIP OF OUR SECURITIES
OWNERSHIP OF OUR SECURITIES
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of the copies of reports furnished to the Company and written representations from our executive officers and directors that no other reports were required to be filed, the Company believes that during 2022 all reports required by Section 16(a) were timely filed.
Beneficial Ownership of National Vision Common Stock

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock as of April 17, 2023 by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our named executive officers, (3) each of our directors and director nominees and (4) all of our directors and our current executive officers as a group. As of April 17, 2023, there were 78,135,636 shares of our common stock, par value $0.01 per share, outstanding.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Securities subject to option grants that have vested or will vest within 60 days and securities subject to restricted stock unit awards that will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o National Vision Holdings, Inc., 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
54      2023 Proxy Statement

OWNERSHIP OF OUR SECURITIES
Name of Beneficial Owner	Number(1)	Percentage of Total Common Stock
Greater than 5% Stockholders:
BlackRock, Inc.(2)	12,538,826	15.9%
The Vanguard Group(3)	8,679,144	11.0%
William Blair Investment Management, LLC(4)	8,660,721	11.0%
JPMorgan Chase & Co.(5)	7,670,647	9.7%
FMR LLC(6)	5,446,106	6.9%
AllianceBernstein, L.P.(7)	4,676,912	5.9%
ClearBridge Investments, LLC(8)	4,236,366	5.4%
Durable Capital Partners LP(9)	2,951,602	3.7%
Named Executive Officers and Directors:
L. Reade Fahs(10)	1,022,348	1.3%
Patrick R. Moore	202,242	*
Jared Brandman	81,620	*
Bill Clark	54,284	*
Joseph VanDette	1,928	*
Roger Francis(11)	3,793	*
D. Randolph Peeler(12)	151,277	*
David M. Tehle(13)	26,466	*
Virginia A. Hepner(13)	17,624	*
Thomas V. Taylor, Jr.(13)	23,477	*
Heather Cianfrocco(13)	15,691	*
Naomi Kelman(13)	12,580	*
Susan S. Johnson(13)	12,261	*
Jose Armario(13)	12,005	*
All directors and current executive officers as a group (15 persons)	1,666,605	2.1%

(*)
Less than one percent.

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days as follows: Mr. Fahs, 114,993; Mr. Moore, 158,201; Mr. Brandman, 56,562; and Mr. Clark, 31,993; and all directors and executive officers as a group, 374,780.

(2)
The information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2023, reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported that it has sole voting power with respect to 12,366,988 shares of common stock and sole dispositive power with respect to 12,538,826 shares of common stock. BlackRock, Inc. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned

(3)
The information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022. The Vanguard Group reported that it has shared voting power with respect to 59,904 shares of common stock, sole dispositive power with respect to 8,539,790 shares of common stock, and shared dispositive power with respect to 139,354 shares of common stock. The Vanguard Group also reported that it did not possess sole voting power over any shares beneficially owned.

(4)
The information is based on a Schedule 13G filed by William Blair Investment Management, LLC with the SEC on April 5, 2023, reporting beneficial ownership as of March 31, 2023. William Blair Investment Management, LLC reported that it has sole voting power with respect to 7,275,706 shares of common stock and sole dispositive power with respect to 8,660,721 shares of common stock. William Blair Investment Management LLC also reported that it did not possess any shared voting power or shared dispositive power over any shares beneficially owned.

(5)
The information is based on a Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 23, 2023, reporting beneficial ownership as of December 31, 2022. JPMorgan Chase & Co. reported that it has sole voting power with respect to 7,154,231 shares of common stock, sole dispositive power with respect to 7,669,985 shares of common stock and shared dispositive power with respect to 16 shares of common stock. JPMorgan Chase & Co. also reported that it did not possess shared voting power over any shares beneficially owned.

2023 Proxy Statement       55

OWNERSHIP OF OUR SECURITIES
(6)
The information is based on a Schedule 13G filed by FMR LLC. with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. FMR LLC reported that it has sole dispositive power with respect to 5,446,106 shares of common stock. FMR LLC also reported that it did not possess sole voting power and shared voting or shared dispositive power over any shares beneficially owned.

(7)
The information is based on a Schedule 13G filed by AllianceBernstein, L.P. with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. AllianceBernstein, L.P. reported that it has sole voting power with respect to 4,313,845 shares of common stock, sole dispositive power with respect to 4,641,491 shares of common stock and shared dispositive power with respect to 35,421 shares of common stock. AllianceBernstein, L.P. also reported that it did not possess shared voting power over any shares beneficially owned.

(8)
The information is based on a Schedule 13G filed by ClearBridge Investments, LLC with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022. ClearBridge Investments, LLC reported that it has sole voting power with respect to 4,235,579 shares of common stock and sole dispositive power with respect to 4,236,366 shares of common stock. Clearbridge Investments, LLC also reported it did not possess shared voting or shared dispositive over any shares beneficially owned.

(9)
The information is based on a Schedule 13G/A filed by Durable Capital Partners LP with the SEC on February 13, 2023 reporting beneficial ownership as of December 31, 2022. Durable Capital Partners LP reported that it has sole voting power with respect to 2,951,602 shares of common stock and sole dispositive power with respect to 2,951,602 shares of common stock. Durable Capital Partners LP also reported it does not possess shared voting or shared dispositive power over any shares beneficially owned.

(10)
Includes shares held by the Fahs Family Trust.

(11)
Mr. Francis resigned from the Company effective August 31, 2022. The amount reported as beneficially owned by Mr. Francis is based on information contained in the last Form 4 filed by Mr. Francis with the SEC prior to the cessation of his employment, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.

(12)
Includes shares held by The David Randolph Peeler Trust—2001.

(13)
For Mr. Tehle, Ms. Hepner, Mr. Taylor, Ms. Cianfrocco, Ms. Kelman, Ms. Johnson and Mr. Armario this table includes grants of restricted stock units made on June 15, 2022, which will vest within 60 days of the record date.

56      2023 Proxy Statement

AUDIT COMMITTEE MATTERS
PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What Am i Voting on? Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2023.
Voting Recommendation. Our Board of Directors recommends stockholders vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2023.
Vote Required. Although the audit committee has sole authority to appoint the Company’s independent registered public accounting firm, the Board submits its selection to our stockholders for ratification as a matter of good corporate governance. The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders should not ratify the appointment of Deloitte & Touche LLP, the audit committee will reconsider the appointment.
The audit committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2023.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP for the audit of our financial statements for fiscal 2022 and fiscal 2021 and for fees billed for other services rendered by Deloitte during those periods.
	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$2,102,346	$1,985,642
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
Total	$2,102,346	$1,985,642

(1)
Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, and assistance with documents filed with the SEC.

(2)
Includes any aggregate fees for professional services performed in connection with the issuance of comfort letters.

(3)
Includes any aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The audit committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
2023 Proxy Statement       57

AUDIT COMMITTEE MATTERS
Report of the Audit Committee

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:
Audit Committee
David M. Tehle, Chair
Virginia A. Hepner
Susan S. Johnson
Naomi Kelman
58      2023 Proxy Statement

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
The Annual Meeting

The Annual Meeting will be held at 1:00 p.m., Eastern Time, on June 14, 2023 at National Vision’s headquarters at 2435 Commerce Avenue, Building 2200, Duluth, Georgia, 30096.
During the Annual Meeting, you may vote and submit questions by following the instructions provided at the meeting. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. Additional information regarding the rules of conduct for the Annual Meeting and other materials, including our list of stockholders, will be available on-site during the Annual Meeting. Our list of stockholders will be accessible for ten days prior to the Annual Meeting at National Vision’s headquarters at 2435 Commerce Avenue, Building 2200, Duluth, Georgia, 30096.
Even if you plan to attend and participate in-person at the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure your vote will be represented at the Annual Meeting.
In order to be admitted to the meeting, you will need to present a form of personal identification, and either your Proxy Card or proof of your stock ownership of National Vision stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of National Vision stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
Voting in Advance of the Annual Meeting

If at the close of business on April 17, 2023, you were a stockholder of record or held shares through a broker or bank, you may vote your shares during the Annual Meeting.
Except as set forth below, if you wish to vote in advance of the Annual Meeting using one of the following methods, your vote must be received prior to 11:59 p.m., Eastern Time, on June 13, 2023.
If you are a stockholder of record, your vote must be received by 11:59 p.m., Eastern Time, on June 13, 2023 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET

•
Go to the website www.investorvote.com/EYE and follow the instructions, 24 hours a day, seven days a week.

•
You will need the16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•
From a touch-tone telephone, dial 1-800-652-VOTE (8683) and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the16-digit number included on your proxy card in order to vote by telephone.

2023 Proxy Statement       59

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
BY MAIL

•
Mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card.

•
Mail the proxy card in the enclosed postage-paid envelope provided to you.

To vote by proxy if you are a beneficial owner of shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
Voting During the Annual Meeting

If you are a stockholder of record or a beneficial owner of shares held through a broker, bank or other nominee, you may vote in-person during the Annual Meeting. If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you are a beneficial owner of shares held through a broker, bank or other nominee, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
60      2023 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS
OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2024 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2024 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2024 Annual Meeting, a proposal must be received by our Secretary on or before December 28, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2024 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received on or after February 15, 2024, but not later than March 16, 2024. In the event that the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at the 2024 Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the 2023 Annual Meeting (i.e. prior to March 6, 2024), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.
Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request in writing or orally prompt delivery of a separate copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 by contacting the Secretary, National Vision Holdings, Inc., 2435 Commerce Avenue, Building 2200, Duluth, Georgia 30096 or by telephone at (770) 822-3600.
Other Business

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
2023 Proxy Statement       61

OTHER INFORMATION FOR STOCKHOLDERS
Questions and Answers About the Annual Meeting and Voting

Why am I being provided with these materials?
We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors of National Vision Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 14, 2023, and at any postponements or adjournments of the Annual Meeting.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
•
Proposal No. 1: Election of the director nominees listed in this proxy statement.

•
Proposal No. 2: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

•
Proposal No. 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

Who is entitled to vote?
Stockholders as of the close of business on April 17, 2023 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 78,135,636 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•
Held for you by us as restricted securities under either our 2014 Stock Plan or our 2017 Omnibus Plan.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, June 14, 2023
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available free of charge at www.edocumentview.com/EYE.
What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How many votes are required to approve each proposal?
Under our Bylaws, directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the director nominees with the greatest number of FOR votes cast, even if less than a majority, will be elected until all open positions of the Board have been filled. There is no cumulative voting.
62      2023 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS
For any other proposal being considered at the virtual Annual Meeting, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. While Proposal No. 2, the vote on executive compensation, is advisory in nature and non-binding, the Board will review the voting results and intends to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to the nominees. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the advisory vote to approve the compensation of our named executive officers (Proposal No. 2) and the approval of the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposal Nos. 2 and 3, abstentions will have the effect of a vote “AGAINST” the proposal. For Proposal No. 2, broker non-votes will have no effect on the outcome of the proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” the director nominees set forth in this proxy statement.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

Who will count the vote?
Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may submit your proxy by going to www.investorvote.com/EYE and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Availability of Proxy Materials, proxy card or related materials in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-652- VOTE (8683) and by following the recorded instructions. You will need the control number included on your notice, proxy card or related materials in order to vote by telephone.

•
By Mail—You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 13, 2023. Proxy cards with respect to shares held of record must be received no later than June 13, 2023.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
2023 Proxy Statement       63

OTHER INFORMATION FOR STOCKHOLDERS
Do I need a ticket to be admitted to the Annual Meeting?
In order to be admitted to the meeting, you will need to present (1) a form of personal identification, and (2) either your Proxy Card or proof of your stock ownership of National Vision stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of National Vision stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•
sending a written statement to that effect to our Secretary, provided such statement is received no later than June 13, 2023;

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 13, 2023;

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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 13, 2023; or

•
attending the Annual Meeting in-person and voting during the meeting.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this proxy statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have also retained Alliance Advisors, LLC to aid in the solicitation of proxies for an estimated fee of $25,000 plus expenses. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How can I view copies of the Company’s corporate documents and SEC filings, including the Proxy Statement and Annual Report?
Our website contains the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, Code of Conduct and the Company’s SEC filings. To view these documents, go to www.nationalvision.com and click on “Investors.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2022 are also available without charge to stockholders upon written request addressed to:
Secretary
2435 Commerce Avenue
Building 2200
Duluth, Georgia 30096
64      2023 Proxy Statement

APPENDIX A
APPENDIX A
Non-GAAP Financial Measures

The Proxy Statement Summary and Compensation Discussion and Analysis sections of our proxy statement contain Non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. The Company uses certain Non-GAAP financial measures to supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance. Management uses these Non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with Non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. For additional details regarding our Non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2023. This information is also available in the investors section of the Company’s website, www.nationalvision.com.
We define Adjusted Operating Income as net income, plus interest expense (expense), net and income tax provision (benefit), further adjusted to exclude stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, and certain other expenses.
We define STIP Adjusted Operating Income as Adjusted Operating Income, further adjusted to exclude margin on unearned revenue and short-term incentive plan expenses.
We define Adjusted EBITDA as net income, plus interest expense (income), net, income tax provision (benefit), and depreciation and amortization, further adjusted to exclude stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and certain other expenses.
We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e., when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
We define Adjusted Diluted EPS as diluted earnings per share, adjusted for the per share impact of stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of the term loan borrowings, amortization of the conversion feature and deferred financing costs related to the 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings per share, losses (gains) on change in fair value of derivatives, certain other expenses, and tax benefit of stock option exercises, less the tax effect of these adjustments. We adjust for amortization of costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share according to U.S. GAAP.
2023 Proxy Statement       65

APPENDIX A
Adjusted EBITDA, Adjusted Operating Income, STIP Adjusted Operating Income, Adjusted Diluted EPS and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
66      2023 Proxy Statement

APPENDIX A
National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended December 31, 2022 and January 1, 2022
In Thousands, Except Earnings Per Share
(Unaudited)
Reconciliation of Adjusted Operating Income and STIP Adjusted Operating Income to Net income
In thousands	Fiscal Year 2022		Fiscal Year 2021
Net income	$42,122	2.1%	$128,244	6.2%
Interest expense	462	0.0%	25,612	1.2%
Income tax provision (benefit)	18,691	0.9%	21,081	1.0%
Stock compensation expense(a)	13,512	0.7%	14,886	0.7%
Asset impairment(b)	5,783	0.3%	4,427	0.2%
Litigation settlement(c)	—	—%	1,500	0.1%
Amortization of acquisition intangibles(d)	7,488	0.4%	7,488	0.4%
Other(g)	(263)	(0.0)%	1,511	0.1%
Adjusted Operating Income / Adjusted Operating Margin	$87,795	4.4%	$204,749	9.8%
Margin on unearned revenue	8,738	0.4%	(2,249)	(0.1)%
STIP	4,728	0.2%	20,466	1.0%
STIP Adjusted Operating Income / Adjusted Operating Margin	$101,261	5.0%	$222,966	10.7%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
Some of the percentage totals in the table above do not foot due to rounding differences.
2023 Proxy Statement       67

APPENDIX A
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
In thousands	Fiscal Year 2022		Fiscal Year 2021
Net income	$42,122	2.1%	$128,244	6.2%
Interest expense	462	0.0%	25,612	1.2%
Income tax provision (benefit)	18,691	0.9%	21,081	1.0%
Depreciation and amortization	99,956	5.0%	97,089	4.7%
EBITDA	161,231	8.0%	272,026	13.1%
Stock compensation expense(a)	13,512	0.7%	14,886	0.7%
Asset impairment(b)	5,783	0.3%	4,427	0.2%
Litigation settlement(c)	—	—%	1,500	0.1%
Other(g)	(263)	0.0%	1,511	0.1%
Adjusted EBITDA / Adjusted EBITDA Margin	$180,263	9.0%	$294,350	14.2%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
Some of the percentage totals in the table above do not foot due to rounding differences.
68      2023 Proxy Statement

APPENDIX A
Reconciliation of Adjusted Diluted EPS to Diluted EPS
In thousands, except per share amounts	Fiscal Year 2022	Fiscal Year 2021
Diluted EPS	$0.52	$1.43
Stock compensation expense(a)	0.17	0.15
Asset impairment(b)	0.07	0.05
Litigation settlement(c)	—	0.02
Amortization of acquisition intangibles(d)	0.09	0.08
Amortization of debt discounts and deferred financing costs(e)	0.04	0.02
Losses (gains) on change in fair value of derivatives(f)	(0.20)	(0.03)
Other(j)	(0.00)	(0.01)
Tax benefit of stock option exercises(h)	(0.00)	(0.15)
Tax effect of total adjustments(i)	(0.04)	(0.08)
Adjusted Diluted EPS	$0.65	$1.48
Weighted average diluted shares outstanding	80,298	96,134
Note: Some of the totals in the table above do not foot due to rounding differences.
(a)
Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)
Reflects write-off of primarily property, equipment and lease related assets on closed or underperforming stores.

(c)
Expenses associated with settlement of certain litigation.

(d)
Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting to the acquisition of the Company by affiliates of KKR & Co. Inc..

(e)
Amortization of deferred financing costs and other non-cash charges related to our long-term debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.

(f)
Reflects losses (gains) recognized in interest expense on change in fair value of de-designated hedges.

(g)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to excess payroll taxes on stock option exercises, executive severance and relocation and other expenses and adjustments, including our share of (gains) losses on equity method investments of $(2.7) million and $(2.4) million for fiscal years 2022 and 2021, respectively, and losses on other investments of $0.3 million for fiscal year 2022.

(h)
Tax benefit associated with accounting guidance requiring excess tax benefits related to stock option exercises to be recorded in earnings as discrete items in the reporting period in which they occur.

(i)
Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.

(j)
Reflects other expenses in (g) above, including the impact of stranded tax effect of $(2.1) million for fiscal year 2021 associated with our interest rate swaps that matured in 2021, and $0.1 million of debt issuance costs for fiscal year 2021.

2023 Proxy Statement       69

APPENDIX A
Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth(a)
	Fiscal Year 2022	Fiscal Year 2021
Owned & Host segment
America’s Best	(7.7)%	23.5%
Eyeglass World	(6.7)%	25.2%
Military	(4.3)%	15.8%
Fred Meyer	(5.1)%	13.4%
Legacy segment	(8.4)%	19.3%
Total comparable store sales growth	(7.5)%	22.4%
Adjusted Comparable Store Sales Growth(b)	(7.6)%	23.0%

(a)
Total comparable store sales is calculated based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 14. “Segment Reporting” in our consolidated financial statements in our 2022 Form 10-K, with the exception of the Legacy segment, which is adjusted as noted in (b) (ii) below.

(b)
There are two differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in an increase of 0.7% from total comparable store sales growth based on consolidated net revenue for fiscal year 2021; and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the Legacy partner), resulting in a decrease of 0.1% and decrease of 0.1% from total comparable store sales growth based on consolidated net revenue for the fiscal years 2022 and 2021, respectively.

70      2023 Proxy Statement

Thank You
for being a stockholder
Learn more at www.nationalvision.com

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by June 13, 2023 at 11:59 P.M., Eastern Time. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/EYE or scan thdeelQetRecQoRdeco—dleogainnddceotanitlrsoal r#e located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EYE 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Elect Directors of the Company: For Withhold For Withhold For Withhold + 01 - D. Randolph Peeler 02 - Heather Cianfrocco 03 - Jose Armario 04 - Thomas V. Taylor, Jr. 05 - Virginia A. Hepner 06 - David M. Tehle 2. Approve, in a non-binding advisory vote, the compensation paid to the named executive officers. For Against Abstain 3. Ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2023 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMM C 1234567890 J N T 6 2 B V 5 7 5 8 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03SMZB

National Vision Holdings, Inc. 2023 Annual Meeting of Stockholders Admission Ticket June 14, 2023, 1:00 P.M. Eastern Time National Vision Headquarters 2435 Commerce Avenue, Building 2200, Duluth, GA 30096 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders. The Proxy Statement and Annual Report are available at: www.edocumentview.com/EYE Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EYE q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q National Vision Holdings, Inc. + Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2023 L. Reade Fahs, Melissa Rasmussen and Jared Brandman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National Vision Holdings, Inc. to be held on June 14, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed in Proposals 1 (Election of Directors), FOR Proposal 2 (Approval, in Non-Binding Advisory Vote, of Compensation Paid to Named Executive Officers) and FOR Proposal 3 (Ratification of Independent Registered Public Accounting Firm). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +